Exhibit 10.1
Execution Version
PURCHASE AGREEMENT
GEOEYE, INC.
Series A Convertible Preferred Stock
Purchase Agreement
March 22, 2010
Cerberus Satellite LLC
c/o Cerberus Capital Management, L.P.
22nd Floor
299 Park Avenue
New York, New York 10171
Ladies and Gentlemen:
     GeoEye, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Cerberus Satellite LLC (the “Purchaser”) 115,000 (or, if the EnhancedView Imagery Acquisition Contract is awarded to the Company on a Non-Conforming Basis, 80,000) aggregate number of shares of its Series A Convertible Preferred Stock (the “Securities”) with an initial liquidation preference of $1,000 per share and an initial Conversion Price of $30.00 (provided that in the event that the EnhancedView Imagery Acquisition Contract has not been awarded to the Company in a definitive, final decision for which the GAO bid protest period has expired and is not in full force and effect (such date the “Initial Award Date”) on or prior to June 30, 2010, then the Conversion Price shall decrease by 0.5% for each month (prorated for partial months) between July 1, 2010 and the earlier of (x) September 30, 2010 and (y) the Initial Award Date) at a price equal to 97.5% of the aggregate initial liquidation preference of the Securities. The terms of the Series A Convertible Preferred Stock of the Company will be as set forth in the Certificate of Designations for such series of preferred stock in the form attached hereto as Exhibit A (the “Certificate of Designations”) which Securities shall be convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations (as converted, collectively, the “Conversion Shares”).
     The Securities will be sold to the Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.
     Holders of the Securities (including the Purchaser and its direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date and substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Registrable Securities referred to in the Registration Rights Agreement.

     The Company hereby confirms its agreement with the Purchaser concerning the purchase and resale of the Securities, as follows:
     1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the Purchaser as provided in this Agreement, and the Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the Securities at the price and on the terms set forth in this Agreement. The Company will not be obligated to deliver any of the Securities except upon payment for such applicable Securities to be purchased on the Closing Date as provided herein.
     (b) The Purchaser represents, warrants and agrees that:
     (i) The Purchaser is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) or an accredited investor within the meaning of Rule 501(a) under the Securities Act;
     (ii) The Purchaser is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act;
     (iii) The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities and the Conversion Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser understands that its investment in the Securities and the Conversion Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and the Conversion Shares; and
     (iv) The Purchaser understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Securities and the Conversion Shares or the fairness or suitability of the investment in the Securities and the Conversion Shares nor have such authorities passed upon or endorsed the merits of the offering of the Securities and the Conversion Shares.
     (c) The Purchaser acknowledges and agrees that the Company and, for purposes of the opinion to be delivered to the Purchaser pursuant to Sections 5(e), Latham & Watkins LLP,

counsel for the Company, may rely upon the accuracy on the Closing Date of the representations and warranties of the Purchaser, and compliance by the Purchaser with its agreements, contained in paragraph (b) above, and the Purchaser hereby consents to such reliance.
     2. Payment and Delivery. (a) Payment for and delivery of the Securities (the “Closing”) will be made at the offices of Schulte Roth & Zabel LLP at 10:00 A.M., New York City time five (5) business days following the satisfaction or waiver of the conditions set forth in Sections 5 and 6 (other than conditions that by their nature are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions on the Closing Date), or at such other time or place on the same or such other date as the Purchaser and the Company may agree upon in writing. The time and date of the Closing is referred to herein as the “Closing Date.”
     (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Purchaser against delivery to the Purchaser of one or more certificates representing the Securities, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The certificates representing the Securities will be made available for inspection by the Purchaser not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
     3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:
     (a) SEC Documents. Except as disclosed in the Filed SEC Documents, since January 1, 2007, the Company has timely filed all SEC Documents required to be filed by it with the Commission. Except to the extent that information contained in any Filed SEC Document has been revised or superseded by a later Filed SEC Document, as of their respective filings dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to the SEC Documents, and none of the SEC Documents contain (or at the time they were filed with the Commission, contained) any untrue statement of a material fact or omit (or, at the time they were filed with the Commission, omitted) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Delivered Additional Information has been revised or superseded by later Delivered Additional Information, none of the Additional Information, other than the projections and other forward-looking statements described in Section 3(jj), contains (or, at the time provided to the Purchaser or its affiliates, contained) any untrue statement of a material fact or omits (or, at the time provided to the Purchaser or its affiliates, omitted) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (b) Financial Statements. Except to the extent that a Filed SEC Document is revised or superseded by a later Filed SEC Document , the financial statements and the related notes thereto included or incorporated by reference in each of the SEC Documents present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby (“GAAP”), (except as may be indicated on the notes thereto or, in the case of an interim financial statement, for normal recurring year-end adjustments that are not material in nature or amount), and the other financial information included or incorporated by reference in each of SEC Documents has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.
     (c) No Material Adverse Effect. Since September 30, 2009 (i) no Material Adverse Effect has occurred and is continuing; (ii) through the date hereof, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; and (iii) through the date hereof, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; except in the case of each of clauses (i), (ii) and (iii), as otherwise disclosed in the Filed SEC Documents.
     (d) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (i) reasonably be expected to have a Material Adverse Effect or (ii) reasonably be expected to impair in any material respect the ability of the Company to perform its obligations when due under this Agreement or any other Transaction Document. The Company has no subsidiary other than the subsidiaries listed in Schedule 3(d) to this Agreement.
     (e) Capitalization. As of March 18, 2010, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which as of the date hereof, 21,105,983 are issued and outstanding and 2,707,930 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. The outstanding shares of a capital stock or other equity interests of the Company and each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, in the case of the subsidiaries, except with respect to the liens securing the Company’s 9.625% Senior Secured Notes due 2015 (the “Senior Secured Notes”) and inchoate liens arising by operation of law, are owned directly or indirectly by the Company, free and clear of an lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. Except as set forth on Schedule 3(e): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights; (ii) except for the Securities, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company, any of its subsidiaries is or may become bound to issue additional capital stock of the Company, any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) except for the Registration Rights Agreement and the registration rights agreement relating to the Company’s Floating Rate Senior Notes due 2016 (the “Floating Rate Senior Notes”) and the Senior Secured Notes there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (iv) except for the Securities, the Floating Rate Senior Notes, the Senior Secured Notes and Article IV of the Company’s Certificate of Incorporation, there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities or the Conversion Shares. Except as set forth on Schedule 3(e) or as permitted pursuant to the indenture for the Senior Secured Notes (the “Senior Secured Notes Indenture”) and the indenture for the Floating Rate Senior Notes (the “Floating Rate Senior Notes Indenture”), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound.
     (f) Due Authorization. The Company has the power and authority to execute and deliver this Agreement, the Securities, the Certificate of Designations and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (g) The Certificate of Designations. The Certificate of Designations has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by the Company and filed with the Secretary of State of the State of Delaware, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms; and upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware pursuant to Section 4(l) prior to the Closing the Certificate of Designations will be in full force and effect, enforceable against the Company in accordance with its terms.
     (h) The Securities. The Securities have been duly authorized by the Company and, when duly executed, issued and delivered as provided in the Certificate of Designations and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and shall be free from all preemptive or similar rights or other Liens and will be entitled to the rights and preferences set forth in the Certificate of Designations; as of the Closing Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 150% the maximum number of shares of Common Stock issuable upon conversion of the Securities (assuming for purposes hereof, that the Securities are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Securities set forth in the Certificate of Designations). Upon issuance or conversion in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or other Liens, with the holders being entitled to all rights accorded to a holder of Common Stock.
     (i) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”) and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.
     (j) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any Governmental Order, rule or regulation of any Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, (x) reasonably be expected to have a Material Adverse Effect or (y) reasonably be expected to impair in any material respect the ability of the Company to perform its obligations when due under this Agreement or any other Transaction Document.
     (k) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Conversion Shares) and reservation for issuance of the Conversion Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority (including the rules and regulations of The NASDAQ Global Select Market (the “Principal Market”), except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, (x) reasonably be expected to have a Material Adverse Effect or (y) reasonably be expected to impair in any material respect the ability of the Company to perform its obligations when due under this Agreement or any other Transaction Document.
     (l) No Consents Required. Except as set forth on Schedule 3(l), no material consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Conversion Shares) and reservation for issuance of the Conversion Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities and the Conversion Shares by the Purchaser.
     (m) Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits, protests, arbitrations, claims, challenges or proceedings (collectively, “Litigation”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject and no such Litigation is, to the Knowledge of the Company, threatened or contemplated by any Governmental Authority or by others that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would (i) reasonably be expected to have a Material Adverse Effect or (ii) reasonably be expected to impair in any material respect the ability of the Company to perform its obligations when due under this Agreement or any other Transaction Document.
     (n) Independent Accountants. Each of KPMG LLP and BDO Seidman, LLP, who have certified certain financial statements of the Company and its subsidiaries, at all applicable times have been independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (o) Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all Liens except those that (i) are Permitted Liens, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Filed SEC Documents,

(x) each of the Satellites are in good operating condition and (y) the Company and its subsidiaries have maintained in good operating condition and repair (subject to ordinary wear and tear) all other material items of real and personal property of the Company and its subsidiaries.
     (p) Title to Intellectual Property. In all material respects, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted. The conduct of the Company and its subsidiaries’ respective businesses as currently conducted will not conflict with any Intellectual Property rights of others, and the Company and its subsidiaries have not received any written notice of any claim of infringement of or conflict with any Intellectual Property rights of others, except in each case that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (q) No Undisclosed Relationships. As of the date hereof, except as disclosed in the Filed SEC Documents, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other hand, that would be required to be disclosed in a registration statement on Form S-4 pursuant to Rule 404 of Regulation S-K.
     (r) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the Conversion Shares and the application of the proceeds thereof as described in Section 4(b) none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (s) Taxes. Except as set forth in the Filed SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes (except for any taxes that are reasonably contested in good faith and as for which adequate reserves are established in accordance with generally accepted accounting principles) and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Filed SEC Documents, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets except for any tax deficiency that, individually or together with any other tax deficiency of the Company and its subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (t) Licenses and Permits. The Company and its subsidiaries possess all licenses, approvals, certificates, permits and other authorizations issued by, and have made all declarations, notifications and filings with, the appropriate Governmental Authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Filed SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, (x) reasonably be expected to have a Material Adverse Effect or (y) reasonably be expected to impair in any material respect the ability of the Company to perform its obligations when due under this Agreement or any other Transaction Document; and except as described in the Filed SEC Documents, to the Knowledge of the Company (i) neither the Company nor any of its subsidiaries has received notice of any revocation or material and adverse modification of any such license, certificate, permit or authorization, (ii) there are no events, facts, changes or circumstances that would reasonably be expected to result in any such license, certificate, permit or authorization not being renewed in the ordinary course and (iii) there are no events facts, changes or circumstances that would reasonably be expected to result in any material license, certificate, permit or authorization required for GeoEye-2 not being obtained.
     (u) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is contemplated or threatened and to the Knowledge of the Company there is no existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (v) Compliance With Environmental Laws. (i) The Company and its subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and to the Knowledge of the Company there is no event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Filed SEC Documents, (A) there are no proceedings that are pending, or that are Known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a Governmental Authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company has no Knowledge of any failures to comply with or changes in compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

     (w) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, Governmental Orders, rules and regulations, including but not limited to ERISA and the Code, except where the failure to maintain compliance with such terms and requirements would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) (A) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (B) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur; (C) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (E) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).
     (x) Disclosure Controls. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a — 15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a — 15 of the Exchange Act as of June 30, 2009.
     (y) Accounting Controls. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a — 15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Knowledge of the Company, except as disclosed in the Filed SEC Documents, there are no material weaknesses or significant deficiencies in the Company’s internal controls.
     (z) Insurance. Schedule 3(z) sets forth all insurance of the Company and its subsidiaries that are in effect as of the date hereof. The Company and its subsidiaries have insurance covering against losses and risks in such amounts as is reasonably prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has Knowledge of any events or circumstances that would reasonably be expected to result in the Company not being able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The insurance set forth on Schedule 3(z) complies with the requirements of the indenture for the Company’s Senior Secured Notes. To the Knowledge of the Company, it will be able to obtain insurance for or in connection with GeoEye-2 at the levels and amounts required by the Senior Secured Notes Indenture.
     (aa) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, agent, consultant, reseller, distributor, channel partner or other representative of the Company or any of its subsidiaries, or any other Person acting on behalf of or in concert with the Company or any of its subsidiaries, has, directly or indirectly, (i) used any funds for any unlawful contribution, gift, gratuity, entertainment or other unlawful expense related to political activity; (ii) made any payment or offered, promised or authorized the payment of anything of value, regardless of form, whether in money, property or services, to any foreign or domestic government official or employee, or any political party, candidate for political office or official or employee of a public international organization, for the purpose of influencing any act or decision of any official or government entity or securing any improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made or offered any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (bb) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Litigation by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.
     (cc) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently a prohibited person pursuant to or in violation of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
     (dd) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Transaction Documents) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the other Transaction Documents, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.
     (ee) No Restrictions on Subsidiaries. Except as permitted by both the Senior Secured Notes Indenture (as in effect on the date hereof) and the Floating Rate Notes Indenture (as if it were in effect since the date hereof), no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.
     (ff) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any Person (other than this Agreement) that would give rise to a valid claim against any of them or the Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities and the Conversion Shares.
     (gg) No Integration. Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities and the Conversion Shares in a manner that would require registration of the Securities and the Conversion Shares under the Securities Act or cause this offering, issuance or sale of the Securities and the Conversion Shares to require the approval of the stockholders of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.
     (hh) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other Person acting on its or their behalf (other than the Purchaser, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (ii) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 1(b) and its compliance with its agreements set forth therein, it is not necessary to register the Securities under the Securities Act in connection with the issuance and sale of the Securities and the Conversion Shares to the Purchaser (other than the registration requirements pursuant to the Registration Rights Agreement).
     (jj) Forward-Looking Statements. Except to the extent that a Filed SEC Document or Delivered Additional Information is revised or superseded by a later Filed SEC Document or by later Delivered Additional Information, as applicable, the projections and other forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the SEC Documents or Additional Information have been prepared in good faith on the basis of (i) assumptions, methods and tests stated therein which are believed by the Company to be reasonable and (ii) information believed by the Company to have been accurate based upon the information available to the Company at the time such projections and other forward-looking statements were furnished to the Purchaser.
     (kk) Statistical and Market Data. To the Knowledge of the Company, the statistical and market-related data, as of the applicable dates of such SEC Documents, included or incorporated by reference in each of the SEC Documents was based on or derived from sources that are reliable and accurate in all material respects.
     (ll) Sarbanes-Oxley Act. Except as disclosed in the Filed SEC Documents, there is and has been no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

     (mm) Material Contracts.
          (i) Schedule 3(mm) sets forth a true, correct and complete list of all of the Material Contracts as of the date hereof. The Company has delivered to, or made available for inspection by, the Purchaser true, correct and complete copies of each Material Contract as of the date hereof.
          (ii) Each Material Contract (A) is a valid and binding obligation of the Company or its subsidiary that is a party thereto, enforceable against such Person in accordance with its terms, subject to the Enforceability Exceptions, (B) to the Knowledge of the Company, is a valid and binding obligation of each other party thereto, enforceable against each such other party in accordance with its terms, subject to the Enforceability Exceptions, and (C) is in all material respects in full force and effect.
          (iii) Each of the Company and its subsidiaries that is a party to a Material Contract has in all material respects performed its obligations under such Material Contract, and has not and, to the Knowledge of the Company, none of the other parties thereto has, violated any material provision of, or committed or failed to perform any material action under, and no event or condition exists, that would constitute a material default under such Material Contract (and would not be with the lapse of time or the giving of notice be in material default), and has not received from any other party thereto any notice of such party’s intention to cancel, terminate or fail to renew any Material Contract.
     (nn) Application of Takeover Protections; Rights Agreement. The Company does not have any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provisions set forth in its Certificate of Incorporation (other than to the extent set forth in Article IV of the Company’s Certificate of Incorporation) or any of its certificates of designations or otherwise nor is the Company subject to any laws of the jurisdiction of its formation or incorporation which, in each case, is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Securities and the Conversion Shares and the Purchaser’s ownership of the Securities and the Conversion Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.
     (oo) EnhancedView Imagery Acquisition Bid. The Company submitted its bid on March 8, 2010 for the EnhancedView Imagery Acquisition Contract on terms consistent with the disclosures (the “Bid Disclosures”) made to the Purchaser by the Company or any of its subsidiaries prior to March 4, 2010.
     4. Further Agreements of the Company. The Company covenants and agrees with the Purchaser that:
     (a) Form D; Blue Sky Compliance. The Company will file a Form D with respect to the Securities and the Conversion Shares as required under Regulation D and will provide a copy thereof to the Purchaser promptly after such filing. The Company will qualify the Securities and the Conversion Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Purchaser shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities and the Conversion Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (b) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities for capital expenditures associated with the design, construction and launch of the Company’s GeoEye-2 Satellite and general corporate purposes.
     (c) Supplying Information.
     (i) While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (ii) From the date hereof and until the earlier of the date that the Securities are issued to the Purchaser and this Agreement is terminated pursuant to Section 8, the Company shall as soon as practicable (and in no event, unless waived by the Purchaser, later than five (5) business days prior to an anticipated Closing Date) deliver to the Purchaser a monthly income statement (including a statement that sets forth a reasonably detailed computation of Adjusted EBITDA), a balance sheet and cash flow information for each calendar month during such period. In the event that a calendar month shall end within such five (5) business day period prior to the Closing Date, the Company shall deliver such monthly information for such additional month promptly and, unless waived by the Purchaser, in any case prior to the Closing Date.
     (iii) From the date hereof and until the earlier of the date that the Securities are issued to the Purchaser and this Agreement is terminated pursuant to Section 8, the Company shall cause its management to make themselves reasonably available at reasonable times (without unreasonably interference with the operations of the Company) to the Purchaser in order to respond to questions and discuss the performance of the Company and the status of the EnhancedView Imagery Acquisition Contract and related award process.
     (d) No Integration. Neither the Company nor any of its affiliates (other than the Purchaser) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security, that is or will be integrated with the sale of the Securities and the Conversion Shares in a manner that would require registration of the Securities under the Securities Act or cause the offering, issuance or sale of the Securities and the

Conversion Shares to be integrated with other offerings and sales for purposes of any such stockholder approval provisions for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.
     (e) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other Person acting on its or their behalf (other than the Purchaser, as to which no covenant is given) will solicit offers for, or offer or sell, the Securities and the Conversion Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (f) Observer Rights and Board Representation. The Company agrees to take all actions necessary in order to: (i) permit the board observer designated by the Purchaser pursuant to the Certificate of Designations to assume such position on the Closing Date; and (ii) permit the member of the Board of Directors of the Company designated by the Purchaser pursuant to the Certificate of Designations to assume such position on the Closing Date, including in the case of clause (ii) increasing the size of the Board of Directors by one director pursuant to Section 3.1 of the Fourth Amended and Restated Bylaws of the Company and appointing such designee to become a member of the Board of Directors as of the Closing Date pursuant to Section 3.2 of the Fourth Amended and Restated Bylaws of the Company. In the event that the Purchaser would be entitled to rights under Section 9 and/or 10 of the Certificate of Designations after the date that no shares of Series A Convertible Preferred Stock remain outstanding, the Company and the Purchaser shall enter into alternative arrangements reasonably acceptable to the Purchaser to provide such rights to the Purchaser to the extent permitted by applicable law (and if restricted in any way by applicable law, substantially equivalent rights to the extent permitted by such applicable law).
     (g) EnhancedView Imagery Acquisition Contract. In the event the Company or one of its wholly-owned subsidiaries receives an award under the EnhancedView Imagery Acquisition Contract, it shall promptly inform the Purchaser of such award and whether or not the award was on a non-conforming basis (i.e., without any requirement for posting any letter of credit, any cash collateralization requirements or any other lien, bond, repayment guarantee, surety, pledged asset or other credit support or financial protections for the benefit of the U.S. government in connection with such EnhancedView Imagery Acquisition Contract, at the time of such award or otherwise) (“Non-Conforming Basis”), and provide the Purchaser with written copies of all award documentation the disclosure of which is not prohibited by law. The Company shall also promptly inform the Purchaser of the EnhancedView Imagery Acquisition Contract being awarded to any Person other than the Company. The Company shall promptly inform the Purchaser of (x) any information it receives regarding any actual or threatened Litigation related to any such award to the Company (including before the U.S. Government Accountability Office (“GAO”) or any other applicable Governmental Authority), including copies of all written correspondence relating to such Litigation received by the Company and, to the extent Known by the Company, a statement or summary containing all material details relating to such Litigation and (y) to the extent Known by the Company, a statement or summary describing all developments and copies of all written communications related to the

EnhancedView Imagery Acquisition Contract and the related award process. In the event the EnhancedView Imagery Acquisition Contract is awarded to the Company on a Non-Conforming Basis, then the Purchaser may, within five (5) business days after the Company notifies the Purchaser in writing of such award on a Non-Conforming Basis, give written notice to the Company of its exercise of its option to purchase 80,000 shares of the Securities. In the event that the EnhancedView Imagery Acquisition Contract is awarded in the initial award process therefor to a party other than the Company, then the Purchaser may, at any time thereafter, give written notice to the Company of its exercise of its option to terminate its obligations hereunder, in which case this Agreement shall be terminated pursuant to Section 8.
     (h) Litigation. In addition to the obligations under Section 4(g), in the event the Company learns of any material Litigation involving the Company and/or any of its subsidiaries it shall promptly so notify the Purchaser and deliver to the Purchaser (1) to the extent Known by the Company, a statement or summary containing all material details relating to such Litigation and (2) copies of all written correspondence relating to such Litigation.
     (i) Compliance Policy and Procedure. The Company will use its reasonable best efforts to complete as soon as practicable the documentation for its updated regulatory compliance procedures in a manner materially consistent with its discussion of such procedures with the Purchaser and its counsel.
     (j) Further Assurances. From the date hereof and until the Closing, the Company shall, and shall cause its subsidiaries to, use reasonable best efforts to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfying the conditions in Section 5) and the Transaction Documents as promptly as practicable.
     (k) Interim Covenants. From the date hereof and until the Closing, the Company shall comply with the terms of the Certificate of Designations as if it were effective since March 4, 2010 (other than the provisions therein requiring the payment or accrual of dividends to the Purchaser and other than the restriction on the payment of dividends or other distributions under Section 11(f) of the Certificate of Designations for which an adjustment to the Conversion Price will be made under Section 3(e)(iii) therein).
     (l) Filing of the Certificate of Designations. Prior to the Closing, the Company shall file the Certificate of Designations, which shall be duly executed by an officer of the Company, with the Secretary of State of the State of Delaware.
     5. Conditions of Purchaser’s Obligations. The obligation of the Purchaser to purchase Securities on the Closing Date as provided herein is subject to (x) the performance in all material respects by the Company of its covenants and other obligations hereunder and (y) to the following additional conditions:
     (a) EnhancedView Imagery Acquisition Contract. (i) The EnhancedView Imagery Acquisition Contract shall have been awarded to the Company or one of its wholly-owned subsidiaries in the initial award process under the EnhancedView Imagery Acquisition

Solicitation on or prior to September 30, 2010 (or such later date as the Purchaser may from time to time designate in writing to the Company) (such date, the “Award Outside Date”); (ii) the award of the EnhancedView Imagery Acquisition Contract to the Company shall have been made on terms materially consistent with the Company’s Bid Disclosures in a definitive, final decision for which the GAO bid protest period has expired and shall be in full force and effect; (iii) no Litigation against such award shall be pending or threatened (including any bid protest before the GAO or any proceeding before any applicable Governmental Authority) (and, in the case of a protest before the GAO, such protest shall have been resolved in a binding and final manner by the GAO) and such award shall not be stayed pursuant to any such protest or other Litigation; (iv) the EnhancedView Imagery Acquisition Contract shall not have been amended, supplemented, waived or otherwise modified since the date of its award to the Company in any material respect that is adverse to the interests of the Purchaser; (v) in the event that the EnhancedView Imagery Acquisition Contract is awarded in the initial award process under the EnhancedView Imagery Acquisition Solicitation to a party other than the Company, then the Purchaser shall not have given notice of its intent to terminate its obligations pursuant to Section 4(g); and (vi) if the EnhancedView Imagery Acquisition Contract shall have been awarded to the Company on a Non-Conforming Basis, the Purchaser shall have given written notice to the Company of its exercise of its option to purchase 80,000 shares of the Securities pursuant to Section 4(g).
     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Material Adverse Effect. Since September 30, 2009, no Material Adverse Effect shall have occurred and be continuing except as has been disclosed by the Company in the Filed SEC Documents.
     (d) Officer’s Certificate. The Purchaser shall have received at and as of the Closing (i) a certificate, in a form reasonably satisfactory to the Purchaser, of the Chief Executive Officer or the Chief Financial Officer of the Company (A) confirming that the representations and warranties of the Company in this Agreement are true and correct as of the date hereof and on and as of the Closing Date and that the Company has complied in all material respects with all covenants and other obligations and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date and (B) confirming that since September 30, 2009, no Material Adverse Effect has occurred and is continuing except as has been disclosed by the Company in the Filed SEC Documents and (ii) a certificate, in a form reasonably satisfactory to the Purchaser, of the General Counsel of the Company confirming the statements set forth in Annex A-1 hereto.
     (e) Opinion of Counsel for the Company. Latham & Watkins LLP, counsel for the Company, shall have furnished to the Purchaser, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, to the effect set forth in Annex A-2 hereto.

     (f) Opinion of General Counsel. The Company’s General Counsel, shall have furnished to the Purchaser, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, to the effect set forth in Annex A-3 hereto.
     (g) Consents. (i) all mandatory waiting periods (and any extension thereof) prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder, shall have expired or shall have been terminated and (ii) all other material consents, approvals, authorizations, orders, registrations or qualifications of or with any Governmental Authority that is required for the execution, delivery and performance by the Company of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Conversion Shares) and reservation for issuance of the Conversion Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents and for the operation by the Company of its business shall have been obtained and be in full force and effect.
     (h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the Conversion Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the Conversion Shares.
     (i) No Litigation. There shall exist no Litigation pending, or to the Knowledge of the Company or the knowledge of the Purchaser, threatened in, or before, any Governmental Authority which relates to the Securities or which has any reasonable likelihood of having a Material Adverse Effect or having a material adverse effect on (i) the ability of the Company or any of its subsidiaries to perform their obligations under the Certificate of Designations or (ii) the ability of the Purchaser to enforce the Certificate of Designations.
     (j) Good Standing. The Purchaser shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdictions of organization and its good standing in such other material jurisdictions as the Purchaser may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate Governmental Authorities of such jurisdictions.
     (k) Transaction Documents and Securities. The Purchaser shall have received a counterpart of each of the Transaction Documents in form and substance reasonably satisfactory to the Purchaser and the Securities being purchased by the Purchaser at the Closing pursuant to this Agreement, which shall have been executed and delivered by a duly authorized officer of the Company. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms, and shall not have been amended.

     (l) Insurance. The Company and its subsidiaries have insurance covering against losses and risks in such amounts and with such coverage as is required under all applicable material contractual and other requirements, including all such requirements contained in the Senior Secured Notes Indenture or under any other material Indebtedness or other agreement of the Company and its subsidiaries.
     (m) Defaults. There shall not exist (including after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents) any default or event of default under the Senior Secured Notes Indenture or under the Floating Rate Senior Notes Indenture or under any other material Indebtedness or other material agreement of the Company and its subsidiaries. The Company shall have been in compliance since March 4, 2010 with the terms of the Certificate of Designations, as if it were effective since such date (other than the provisions therein requiring the payment or accrual of dividends).
     (n) Indebtedness. The Company and its subsidiaries shall not have any Indebtedness outstanding other than Indebtedness under the Company’s Senior Secured Notes and the Floating Rate Senior Notes Indenture and Indebtedness permitted to be incurred under the Senior Secured Notes Indenture (as such indenture is in effect on March 4, 2010) and the Floating Rate Senior Notes Indenture (as if such indenture were in effect since March 4, 2010).
     (o) Fees and Expenses. The Company shall have paid or reimbursed, as applicable, the Purchaser all fees and expenses required to be paid under the Commitment Letter.
     (p) Certificate of the Transfer Agent. The Purchaser shall have received a certificate dated as of the close of business on the business day immediately prior to the Closing Date, reasonably satisfactory to the Purchaser, from the transfer agent of the Company, confirming: (1) that the number of authorized shares of Common Stock of the Company consist of 50,000,000 shares of Common Stock and (2) the number of validly issued, fully paid and nonassessable shares of Common Stock outstanding as of the Closing Date.
     (q) Outside Date. The Closing Date shall not be later than December 31, 2010 (the “Outside Date”).
     6. Condition of Company’s Obligations. The obligation of the Company to sell Securities on the Closing Date as provided herein is subject to (x) the Purchaser making payment for the Securities on the Closing Date against delivery to the Purchaser of one or more certificates representing the Securities pursuant Section 2(b) and (y) to the following additional conditions:
     (a) EnhancedView Imagery Acquisition Contract. (i) the EnhancedView Imagery Acquisition Contract shall have been awarded to the Company in a definitive, final decision for which the GAO bid protest period has expired and shall be in full force and effect, and (ii) if the EnhancedView Imagery Acquisition Contract shall have been awarded to the Company on a Non-Conforming Basis, the Purchaser shall have given written notice to the Company of its exercise of its option to purchase 80,000 shares of the Securities pursuant to Section 4(g), in which case the Company shall not be required to issue in excess of 80,000 shares of the Securities.
     (b) Hart-Scott-Rodino. All mandatory waiting periods (and any extension thereof) prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder, shall have expired or shall have been terminated.
     7. Indemnification.
     (a) Indemnification of the Purchaser. The Company agrees to indemnify and hold harmless the Purchaser, its affiliates, directors and officers and each Person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (iii) any cause of action, suit or claim brought or made against the Purchaser by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) the status of the Purchaser or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.
     (b) Notice and Procedures. If any suit, action, proceeding (including any investigation by a Governmental Authority), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to paragraph (a) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to paragraph (a) above that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying

Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Purchaser, its affiliates, directors and officers and any control Persons of the Purchaser shall be designated in writing by Purchaser and any such separate firm for the Company its directors and officers and any control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request within 30 days after the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (c) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     8. Termination.
     (a) This Agreement may be terminated in the absolute discretion of the Purchaser, by written notice (which, for the avoidance of doubt, may be by electronic mail) to the Company, (i) if after the execution and delivery of this Agreement and on or prior to the Closing Date any of the following events set forth in this clause (i) shall have occurred after the date hereof (as compared to the state of circumstances that existed on March 4, 2010) and prior to Closing Date and shall be continuing (or the effects thereof shall be continuing) at any time during the ten (10) business days prior to the Closing Date (or such shorter time period as the Purchaser may from time to time designate in writing to the Company): (A) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (B) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the-counter market; (C) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; and (D) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis or other change, event or circumstance, either within or outside the United States, that, in the judgment of the Purchaser, has or could have a material and adverse effect on financial markets and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the other Transaction Documents; (ii) after the Award Outside Date, if the condition set forth in Section 5(a)(i) shall not have been satisfied prior to the Award Outside Date; (iii) after the Outside Date; (iv) in the event that the EnhancedView Imagery Acquisition Contract is awarded in the initial award process therefor to a Person other than the Company; or (v) if the EnhancedView Imagery Acquisition Contract shall have been awarded to the Company on a Non-Conforming Basis and the Purchaser shall not have given written notice to the Company of its exercise of its option to purchase 80,000 shares of the Securities pursuant to Section 4(g) within the time period set forth therein.
     (b) This Agreement may be terminated in the absolute discretion of the Company, by written notice (which, for the avoidance of doubt, may be by electronic mail) to the Purchaser, if the EnhancedView Imagery Acquisition Contract shall have been awarded to the Company on a Non-Conforming Basis and the Purchaser shall not have given written notice to the Company of its exercise of its option to purchase 80,000 shares of the Securities pursuant to Section 4(g) within the time period set forth therein.
     9. Competitors. The Purchaser hereby covenants and agrees not to directly transfer any Securities in a privately negotiated transaction to any Person that is a Competitor of the Company. As used herein, “Competitor” means any Person set forth on Schedule 1 attached hereto and its controlled affiliates (including successors thereof).
     10. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, except as otherwise set forth to the contrary in any Transaction Document. In addition, whether or not the transactions contemplated by this Agreement are consummated, the Company agrees to pay and reimburse the fees and expenses of Purchaser as required pursuant to the Commitment Letter.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling Persons referred to herein, and the affiliates, officers and directors of the Purchaser. Nothing in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Purchaser shall be deemed to be a successor merely by reason of such purchase.

     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Purchaser contained in this Agreement or made by or on behalf of the Company or the Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Purchaser.
     13. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided:
     (a) the term “accumulated funding deficiency” has the meaning set forth in Section 3(w);
     (b) the term “Additional Information” means all information provided by the Company to the Purchaser or its affiliates prior to the Closing Date that is not included in SEC Documents;
     (c) the term “Adjusted EBITDA” shall be determined in a manner consistent with the computation of Adjusted EBITDA in the Company’s Form 10-Q for the quarter ended September 30, 2009; provided, however, that any revenue or income relating to advance payments (including any recognition of deferred revenue) for GeoEye-2 and commissions, fees, discounts and expenses incurred or accrued in connection with the issuance and purchase of the Securities and the Floating Rate Senior Notes shall be excluded from the calculation thereof;
     (d) the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act;
     (e) the term “Affiliate Contract” means all Contracts between (i) the Company or any of its subsidiaries, on one hand, and (ii) any of the Company’s or any of its subsidiaries’ respective affiliates (other than the Company and its subsidiaries) on the other hand;
     (f) the term “Award Outside Date” has the meaning set forth in Section 5(a);
     (a) the term “Bid Disclosures” has the meaning set forth in Section 3(oo);
     (g) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City;
     (h) the term “Certificate of Designations” has the meaning set forth in the Preamble;
     (i) the term “Closing” has the meaning set forth in Section 2(a);
     (j) the term “Closing Date” has the meaning set forth in Section 2(a);
     (k) the term “Code” means the Internal Revenue Code of 1986, as amended;
     (l) the term “Commission” has the meaning set forth in the Preamble;

     (m) the term “Commitment Letter” means that certain letter agreement dated as of March 4, 2010 by and between the Company and the Purchaser;
     (n) the term “Common Stock” has the meaning as forth in the Preamble;
     (o) the term “Company” has the meaning set forth in the Preamble;
     (p) the term “Company IP Agreements” means all licenses of Intellectual Property (i) from the Company or any of its subsidiaries to any third party, excluding licenses to customers and end users granted in the ordinary course of business, and (ii) to the Company or any of its subsidiaries from any third party;
     (q) the term “Company IT Agreements” means all agreements concerning the use of Company IT Systems to which the Company or any of its subsidiaries is a party;
     (r) the term “Company IT Systems” means all IT Systems which are used or held for use in connection with the operation of the Company’s business;
     (s) the term “Competitor” has the meaning set forth in Section 9;
     (t) the term “Computer Software” means any and all computer programs, including operating system and applications software, implementations of algorithms, program interfaces, and databases whether in source code or object code and all documentation, including user manuals, relating to the foregoing;
     (u) the term “Contingent Obligations” has the meaning set forth in the Floating Rate Senior Notes Indenture;
     (v) the term “Contracts” means contracts, leases, licenses, arrangements, notes, bonds, mortgages, indentures, franchise agreements, instruments, commitments, undertakings and other agreements and binding obligations (including any amendments and other modifications thereto), whether written or oral, to which the Company or any of its subsidiary thereof is a party or by which any of their respective businesses, properties or assets is bound as of the date hereof;
     (w) the term “Controlled Group” has the meaning set forth in Section 3(w);
     (x) the term “Conversion Price” has the meaning set forth in the Certificate of Designations;
     (y) the term “Conversion Shares” has the meaning set forth in the Preamble;
     (z) the term “Delivered Additional Information” means Additional Information provided by the Company to the Purchaser or its Affiliates prior to March 4, 2010;
     (aa) the term “disclosure controls and procedures” has the meaning set forth in Section 3(x);

     (bb) the term “Enforceability Exceptions” has the meaning set forth in Section 3(i);
     (cc) the term “EnhancedView Imagery Acquisition Contract” means the EnhancedView Imagery Acquisition Contract under the EnhancedView Imagery Acquisition Solicitation;
     (dd) the term “EnhancedView Imagery Acquisition Solicitation” means the “EnhancedView Imagery Acquisition Program Solicitation” (solicitation number HM021009R0002);
     (ee) the term “Environmental Laws” has the meaning set forth in Section 3(v);
     (ff) the term “ERISA” has the meaning set forth in Section 3(w);
     (gg) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended;
     (hh) the term “Filed SEC Documents” means the SEC Documents filed by the Company on or prior to March 12, 2010, but excluding the disclosure in such SEC Documents that is predictive or forward-looking in nature (including risk factors set forth under the heading “Risk Factors” or the heading “Forward Looking Statements”);
     (ii) the term “Floating Rate Senior Notes” has the meaning set forth in Section 3(e).
     (jj) the term “Floating Rate Senior Notes Indenture” has the meaning set forth in Section 3(e);
     (kk) the term “GAAP” has the meaning set forth in Section 3(b);
     (ll) the term “GAO” has the meaning set forth in Section 4(g);
     (mm) the term “GeoEye-1” means the Company’s satellite of the same name first launched on September 6, 2008;
     (nn) the term “GeoEye-2” means the Company’s proposed satellite of the same name to be placed into service pursuant to the EnhancedView Imagery Acquisition Contract;
     (oo) the term “Governmental Authority” means any federal, national, international, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (including private arbitrators or arbitral panels to the extent empowered to issue binding decisions), including the Principal Market;
     (pp) the term “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority;

     (qq) the term “IKONOS” means the Company’s satellite of the same name acquired in 2006 through the acquisition of Space Imaging, Inc.;
     (rr) the terms “include,” “includes” or “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”;
     (ss) the term “Indebtedness” has the meaning set forth in the Floating Rate Senior Notes Indenture;
     (tt) the term “Indemnified Person” has the meaning set forth in Section 7(b);
     (uu) the term “Indemnifying Person” has the meaning set forth in Section 7(b);
     (vv) the term “Initial Award Date” has the meaning set forth in the Preamble;
     (ww) the term “Intellectual Property” has the meaning set forth in Section 3(p);
     (xx) the term “internal control over financial reporting” has the meaning set forth in Section 3(y);
     (yy) the term “investment company” has the meaning set forth in Section 3(r);
     (zz) the term “Investment Company Act” has the meaning set forth in Section 3(r);
     (aaa) the term “IT Systems” means all Computer Software and all electronic data processing, data communication lines, telecommunication lines, firmware, hardware, Internet websites and other information technology equipment;
     (bbb) the term “Knowledge of the Company” means the best knowledge of each of Matt O’Connell, Joseph Greeves, William Schuster, William Warren and Daniel Connors, after due inquiry of other employees of the Company and its subsidiaries who, in such Person’s reasonable judgment, are primarily responsible for the applicable matter, and the terms “to the Company’s Knowledge,” “Known by the Company” and similar phrases and “Knowledge” of a specified officer each have a corresponding meaning;
     (ccc) the term “Liens” has the meaning set forth in the Floating Rate Senior Notes Indenture;
     (ddd) the term “Litigation” has the meaning set forth in Section 3(m);
     (eee) the term “Material Adverse Effect” means, with respect to the Company, (i) any effect or change that would have (or would reasonably be expected to have) a material adverse effect on the business, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, including due to any casualty loss involving a satellite (whether or not covered by insurance); provided that in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a “material adverse effect” on or in respect of the Company: (A) the irregularity disclosed by the Company under cover to Form 8-K filed with the Commission on December 16, 2009, (B) any change in GAAP or any interpretation thereof, (C) any change generally affecting the economy as a whole, and (D) any failure of the Company to meet any projections or forecasts (provided that the underlying cause of such failure shall not be excluded); or (ii) for the then most recent trailing three-month period either revenue being less than $60,000,000 or Adjusted EBITDA being less than $30,000,000;
     (fff) the term “Material Contracts” means all of the following Contracts to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or the Company’s or any of its subsidiaries’ assets or properties are bound:
     (i) all Contracts with independent contractors or consultants involving the payment by the Company or its subsidiaries of more than $5 million annually;
     (ii) any employment, severance, change in control, consulting or similar Contract requiring payment by the Company or any of its subsidiary of a base annual compensation in excess of $200,000;
     (iii) all Contracts for the purchase or sale of materials, supplies, equipment or services (other than purchase orders), involving payment by or to the Company or its subsidiaries of more than $10 million annually;
     (iv) all Contracts for the lease, sublease or license of real property (whether as lessor, sublessor, lessee, sublessee, licensor, or licensee), involving payment by or to the Company or its subsidiaries of more than $1 million annually based on 2008 base rent;
     (v) all Contracts relating to Indebtedness, in each case having an outstanding principal amount in excess of $5 million, and all Contracts relating to Contingent Obligations, in each case having an amount in excess of $5 million;
     (vi) all Contracts with any Governmental Authority involving total payments in excess of $10 million;
     (vii) all material Company IP Agreements and all material Company IT Agreements;
     (viii) any Contract or Governmental Order containing (A) a covenant not to compete or (B) any other restriction, in each case that materially impairs the ability of the Company or any of its subsidiaries , or any affiliates of the Company or any of its subsidiaries to engage in any line of business or to compete with any Person;
     (ix) any joint venture agreement, strategic alliance agreement, partnership agreement, limited liability company agreement, stockholders agreement or voting agreement or other similar co-ownership or joint management agreement involving a sharing of profits, losses, costs or liabilities by the Company or it subsidiary with any other Person (other than the Company or any of its subsidiary) or relating to any ownership or equity interest of the Company or any of its subsidiary in any other Person (other than the Company or any of its subsidiary), in each case that is (A) material to the Company or any of its subsidiaries or (B) under which the Company reasonably expects the Company and its subsidiaries to be required to make payments exceeding $5 million in the aggregate after the date of this Agreement;
     (x) any Affiliate Contract (or series of related Affiliate Contracts) (other than purchase orders) involving payment by or to the Company and its subsidiaries of more than $250,000 annually;
     (xi) any other Contract, or group of related Contracts (other than purchase orders) that is or would be required to be filed by any of the Company, with the Commission as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the Commission);
     (xii) any Contract requiring the Company or any of its subsidiaries to indemnify or hold harmless any Person whereby the Company is potentially responsible for indemnification obligations in excess of $5 million; and
     (xiii) any outstanding written commitment to enter into any Contract of the type described in subsections (i) through (xii) of this Section 13(fff);
     (ggg) the term “Money Laundering Laws” has the meaning set forth in Section 3(bb);
     (hhh) the term “multiemployer plan” has the meaning set forth in Section 3(w);
     (iii) the term “Non-Conforming Basis” has the meaning set forth in Section 4(g);
     (jjj) the term “OFAC” has the meaning set forth in Section 3(cc);
     (kkk) the term “OrbView-2” means the Company’s satellite of the same name that was launched in August 1997;
     (lll) the term “Outside Date” has the meaning set forth in Section 5(q);
     (mmm) the term “Permitted Liens” has the meaning set forth in the Floating Rate Senior Notes Indenture;
     (nnn) the term “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof;
     (ooo) the term “Plan” has the meaning set forth in Section 3(w);
     (ppp) the term “Principal Market” has the meaning set forth in Section 3(k);
     (qqq) the term “Purchaser” has the meaning set forth in the Preamble;

     (rrr) the term “QIB” has the meaning set forth in Section 1(b)(i);
     (sss) the term “Registrable Securities” has the meaning set forth in the Registration Rights Agreement;
     (ttt) the term “Registration Rights Agreement” has the meaning set forth in the Preamble;
     (uuu) the term “reportable event” has the meaning set forth in Section 3(w);
     (vvv) the term “Sarbanes-Oxley Act” has the meaning set forth in Section 3(ll);
     (www) the term “Satellites” means GeoEye-1, IKONOS and OrbView-2;
     (xxx) the term “SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act and the rules and regulations of the Commission thereunder;
     (yyy) the term “Securities” has the meaning set forth in the Preamble;
     (zzz) the term “Securities Act” has the meaning set forth in the Preamble;
     (aaaa) the term “Senior Secured Notes” has the meaning set forth in Section 3(e);
     (bbbb) the term “Senior Secured Notes Indenture” has the meaning set forth in Section 3(e);
     (cccc) the term “Solvent” has the meaning set forth in Section 3(dd);
     (dddd) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and
     (eeee) the term “Transaction Documents” has the meaning set forth in Section 3(f).
     14. Miscellaneous.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Purchaser shall be given to the Purchaser at c/o Cerberus Capital Management, L.P., 22nd Floor, 299 Park Avenue, New York, New York 10171 (fax: (212) 891-1540); Attention: Mark A. Neporent. Notices to the Company shall be given to them at 21700 Atlantic Boulevard, Dulles, Virginia 20166 (fax: (703) 450-9570); Attention: General Counsel.
     (c) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     (g) Entire Agreement. This Agreement, the Transaction Documents and the Purchase Agreement dated of even date herewith by and between the Company and the Purchaser for the purchase of the Floating Rate Senior Notes (including all exhibits, annexes and schedules attached thereto) constitute the entire agreement between the Company and the Purchaser with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and the Purchaser with respect to the subject matter hereof and thereof, and, for the avoidance of doubt, such agreements supersede the agreements and undertakings in the Commitment Letter with respect to the issuance, purchase and sale of the Securities and the Floating Rate Senior Notes except for the Company’s obligations under the paragraphs titled “Fees; Expense Reimbursement”, “Syndication” and “Indemnification” and except as otherwise specifically provided in any such agreement (including the Commitment Letter).

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, GEOEYE, INC.
By:
Name:
Title:

CERBERUS SATELLITE LLC

By:	Cerberus Series Four Holdings, LLC, its
Managing Member

By:	Cerberus Institutional Partners, L.P. -
Series Four, its Managing Member

By:	Cerberus Institutional Associates,
L.L.C., its General Partner

By:

	Name:	Mark A. Neporent
	Title:	Senior Managing Director

EXHIBIT A
CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
OF
GEOEYE, INC.
     GeoEye, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by Article IV of the Certificate of Incorporation of the Company, and pursuant to Section 151 of the DGCL, the Board of Directors of the Company adopted resolutions (i) designating a series of the Company’s previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of [one hundred fifteen thousand (115,000)] [eighty thousand (80,000)] shares of Series A Convertible Preferred Stock of the Company, as follows:
     RESOLVED, that the Company is authorized to issue [one hundred fifteen thousand (115,000)] [eighty thousand (80,000)] shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), which shall have the following powers, designations, preferences and other special rights:
     (1) Preferred Dividends. The holders of the Preferred Shares (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive cumulative dividends (“Dividends”) at the Dividend Rate payable on the Liquidation Preference of such Preferred Shares as of the applicable Dividend Date (or, for the initial Dividend Period, as of the Initial Issuance Date). Dividends on the Preferred Shares shall commence accruing on the Initial Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable in arrears on January 1, April 1, July 1, and October 1 (each, a “Dividend Date” and each such quarterly period (or shorter period in the case of the first such period following the Initial Issuance Date) being a “Dividend Period”) with the first Dividend Date being [     ], 2010. If a Dividend Date is not a Business Day, then the Dividend shall be payable on the Business Day immediately following such Dividend Date. At the Company’s option, dividends may be declared and paid in cash out of funds legally available therefor, when, as and if declared by the Company; provided that if Dividends are not declared and paid in cash on any Dividend Date for the immediately preceding Dividend Period, then such Dividend shall automatically accrue and be added to the Liquidation Preference as of such Dividend Date, whether or not declared by the Board and whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such Dividends. On each Dividend Date, if the Company does not have current or accumulated “earnings and profits” within the meaning of Sections 301 and 312 of the Internal Revenue Code of 1986, as amended, through such Dividend Date, the Company shall not withhold any amount of the applicable Dividend in respect of U.S. federal income tax.
     (2) Participation in Common Dividends. In addition to the Dividends provided in Section 1, in the event of any dividend or distribution declared on or paid on the Common Stock (other than a dividend or distribution in Common Shares that results in an adjustment under Section 3(e)(ii)), the Holders shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein (including Section 14) or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.
     (3) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of Common Stock on the terms and conditions set forth in this Section 3.
     (a) Holder’s Conversion Right. Subject to the provisions of Section 14, at any time or times on or after the Initial Issuance Date, any Holder shall be entitled to convert any whole number of Preferred Shares, plus the amount of any accrued but unpaid Dividends per Preferred Share, into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate.
     (b) Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 3(a) shall be determined according to the following formula (the “Conversion Rate”):
Conversion Amount
Conversion Price
No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.
     (c) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:
     (i) Holder’s Delivery Requirements. To convert Preferred Shares into shares of Common Stock on a date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and the Company’s designated transfer agent (the “Transfer Agent”) and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 17) (the “Preferred Stock Certificates”).
     (ii) Company’s Response. Upon receipt by the Company of a Conversion Notice, the Company shall (A) as soon as practicable, but in any event within one (1) Trading Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer

Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the “Share Delivery Date”), (X) provided the Transfer Agent is participating in the The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.
     (iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.
     (iv) Company’s Failure to Timely Convert.
     (A) Cash Damages. If (x) within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Preferred Shares or (y) within three (3) Trading Days of the Company’s receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 3(c)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement, the Company shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Preferred Stock Delivery Date that such Preferred Stock Certificate is not delivered in an amount equal to one (1.0%) of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a new Preferred Stock Certificate to the Holder on or prior to the Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the Preferred Stock Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date in the case of the failure to deliver Common Stock, or the Preferred Stock Delivery Date, in the case of failure to deliver a Preferred Stock Certificate. If any such cash damages described above are not paid when due in cash, then the amount of such cash damages shall (unless the Required Holders shall have given notice to the Company otherwise) automatically accrue and be added to the Liquidation Preference as of such due date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Preferred Shares as required pursuant to the terms hereof.
     (B) Void Conversion Notice. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Trading Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 3(c)(iv)(A) or otherwise.
     (v) Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder electing to have Preferred Shares converted at such time a pro rata amount of such Holder’s Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 19.
     (vi) Book-Entry. Upon conversion of Preferred Shares in accordance with the terms hereof, the Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company. In the event some, but not all of the Preferred Shares represented by a certificate physically surrendered are converted, the Company shall issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted as required by Section 3(c)(ii). The Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error and subject, if applicable to the procedures set forth in Section 19. Each certificate for Preferred Shares shall bear the following legend:
ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.
(d) Taxes.
     (i) Any and all payments made by the Company hereunder, including any amounts received on a conversion or redemption of the Preferred Shares, must be made by it without any Tax Deduction, unless required by law. If the Company is required by applicable law to make a Tax Deduction (or in connection therewith that there is a change in the applicable law with respect to rate or the basis of such Tax Deduction), it must notify the affected Holders promptly.
     (ii) If the Company is required by applicable law to make a Tax Deduction, it must make the minimum Tax Deduction allowed by such applicable law and must make any payment required in connection with that Tax Deduction within the time allowed by such applicable law.
As soon as practicable after making a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom such Tax Deduction was paid.
     (iii) In addition, the Company agrees to pay in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Preferred Shares (“Other Taxes”). As soon as practicable after making a payment of Other Taxes, the Company must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.
     (iv) The obligations of the Company under this Section 3(d) shall survive any payment for the Preferred Shares and all other amounts payable hereunder.
     (e) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 3(e).
     (i) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Effective Date, the Company issues or sells, or in accordance with this Section 3(e)(i) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Closing Sale Price in effect immediately prior to such issuance (other than such issuances or sales pursuant to an underwritten public offering for which the Applicable Price is less than such Closing Sale Price solely on account of customary selling concessions and discounts) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such Dilutive Issuance and (y) the quotient of (1) the sum of (I) the product of the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance and (II) the consideration, if any, received by the Company from such Dilutive Issuance, divided by (2) the sum of (I) the product of (x) the Conversion Price in effect immediately prior to such Dilutive Issuance multiplied by (y) the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the product of (x) the number of shares of Common Stock sold in such Dilutive Issuance or deemed to be outstanding pursuant to Sections 3(e)(i)(A) and 3(e)(i)(B) with respect to such Dilutive Issuance, as applicable, and (y) the Applicable Price. For purposes of determining the adjusted Conversion Price under this Section 3(e)(i), the following shall be applicable:
     (A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(e)(i)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.
     (B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(e)(i)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(e)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
     (C) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(e)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Effective Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.
     (D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Black Scholes Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less (II) the Black Scholes Value of such Options. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined in accordance with Section 19.
     (E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     (ii) Pro Rata Distributions Prior to Initial Issuance Date. If the Company shall distribute to holders of Common Stock any assets (including cash dividends or other dividends or notes, rights or warrants to subscribe for or purchase any security other than the Common Stock) with a record date for determining the holders entitled to such distribution at any time after the Effective Date and prior to the Initial Issuance Date, then in each such case the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price then in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution and (y) the quotient of (I) the Closing Sale Price on such record date less the then per share fair value at such record date of the assets so distributed applicable to one outstanding share of the Common Stock, divided by (II) the Closing Sale Price on such record date. For purposes of this Section 3(e)(ii), fair value shall be determined in accordance with Section 3(e)(i)(D).
     (iii) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price and Conversion Floor Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the Effective Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price and Conversion Floor Price in effect immediately prior to such combination will be proportionately increased.
     (iv) Floor Price. Notwithstanding the foregoing, no adjustment pursuant to Section 3(e)(i) or 3(e)(ii) shall cause the Conversion Price to be less than $25.55, as such amount may be adjusted pursuant to Section 3(e)(iii) (the “Conversion Floor Price”). The limitations set forth in this Section 3(e)(iv) shall no longer apply if the Company shall have sought and obtained an affirmative vote of its stockholders in accordance with applicable law and the rules and regulations of the Principal Market to permit adjustments to the Conversion Price as set forth in this Certificate of Designations without regard to the limitations set forth in this Section 3(e)(iv).
     (v) Events Prior to Initial Issuance Date; Other Events. With respect to any events giving rise to an adjustment under the provision of this Section 3(e) that occur after the Effective date and before the Initial Issuance Date, the applicable adjustment shall be made effective on the Initial Issuance Date. If any event occurs of the type contemplated by the provisions of this Section 3(e) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 3(e).
(f) Notices.
     (i) Immediately upon any adjustment of the Conversion Price pursuant to Section 3(e), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 19.
     (ii) The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

     (iii) The Company will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.
(4) Redemption at the Option of the Company.
     (a) Option. If at any time after the sixth (6th) anniversary of the Initial Issuance Date, (i) the Weighted Average Price of the Common Stock listed on the Principal Market exceeds 175% of the Conversion Price then in effect for a period of thirty (30) consecutive Trading Days immediately preceding the Company Optional Redemption Notice Date and (ii) no Equity Conditions Failure has occurred, the Company shall have the right to redeem at its option all, but not less than all, of the Preferred Shares; provided, that (i) the Company may redeem less than all of the Preferred Shares only upon written consent of the Required Holders and (ii) the Company may not redeem any Preferred Shares that the Holders (x) are not permitted to convert pursuant to Section 14, except to the extent the Initial Holder is not permitted to convert pursuant to Section 14 due to the Initial Holder acquiring Voting Stock or Common Stock after March 19, 2010 other than through the Preferred Shares or the Common Stock issued or issuable upon conversion thereof (e.g., as a result of adjustments pursuant to Section 3(e) or stock dividends in which the Initial Holder participates pursuant to Section 2 and similar actions with respect to the Common Stock) without the consent of the Company or (y) would not be able to convert due to a failure by the Company to have sufficient authorized and unissued shares of Common Stock reserved for issuance upon conversion of Preferred Shares equal to the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each Preferred Share called for redemption (a “Company Optional Redemption”). Subject to the consent of the Required Holders in the preceding sentence, in the event the Company redeems pursuant to clause (i) or (ii) above less than all of the Preferred Shares held by the Holders the Company shall redeem such Preferred Shares on a pro rata basis determined by the aggregate number of shares of Preferred Stock held by each Holder.
     (b) Redemption Price and Payment. The Preferred Shares to be redeemed on the Company Optional Redemption Date pursuant to this Section 4 shall be redeemed by the Company by paying for each such Preferred Share, in cash, out of any assets of the Company legally available therefor, an amount equal to the Liquidation Preference plus Accrued Dividends as of the Company Optional Redemption Date (the “Redemption Price”).
     (c) Mechanics of Redemption. The Company may exercise its right to require redemption under this Section 4 by delivering an irrevocable written notice thereof by facsimile and overnight courier to all, but not less than all, of the Holders (the “Company Optional Redemption Notice” and the date all of the Holders received such notice is referred to as the “Company Optional

Redemption Notice Date”). To the extent the Company, subject to consent of the Required Holders, did not redeem all of the Preferred Shares held by the Holders on its initial distribution of the Company Optional Redemption Notice, the Company may deliver an additional Company Optional Redemption Notice hereunder (subject to the conditions set forth herein) and such additional Company Optional Redemption Notice shall also be irrevocable. The Company Optional Redemption Notice shall (i) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than thirty (30) Trading Days nor more than sixty (60) Trading Days following the Company Optional Redemption Notice Date, (ii) the Redemption Price, (iii) certify that there has been no Equity Conditions Failure, (iv) certify that the Company has sufficient authorized and unissued shares of Common Stock equal to the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each Preferred Share called for redemption and (v) confirm that such redemption shall only apply with respect to such Preferred Shares that the Holders are permitted to convert pursuant to Section 14. Notwithstanding anything to the contrary in this Section 4, at any time prior to the date the Company Optional Redemption Price is paid, in full, the Preferred Shares subject to redemption pursuant to a Company Optional Redemption Notice may be converted, in whole or in part, by the Holders into shares of Common Stock pursuant to Section 3.
     (5) Protective Redemption. Prior to any redemption of Preferred Shares pursuant to paragraph (c) of Article IV of the Certificate of Incorporation (the “Protective Redemption Provisions”), the Holders shall first be given no less than 20 Trading Days written notice prior to the exercise of the Protective Redemption Provisions, the Preferred Shares subject to redemption under the Protective Redemption Provisions may be converted, in whole or in part, by the Holder into shares of Common Stock. To the extent the Board may elect under paragraph (c)(5) of the Protective Redemption Provisions which Redeemable Holders (as such term is defined in the Certificate of Incorporation) shall be subject to a Protective Redemption (as such term is defined in the Certificate of Incorporation), the Board shall, except to the extent as may be prohibited by applicable Law, first elect to redeem the Voting Stock of Redeemable Holders other than the holders of Preferred Shares and Common Stock issued upon conversion thereof and only in the event that after giving effect to such redemptions additional redemptions are still necessary to prevent the loss of or to reinstate the applicable Licenses (as such term is defined in the Certificate of Incorporation) subject to License Qualifications (as such term is defined in the Certificate of Incorporation) which give rise to the redemptions may the Board thereafter elect to redeem the Preferred Shares or Common Stock issued upon conversion thereof. In the event of any redemption of Preferred Shares pursuant to the Protective Redemption Provisions, the fair market value of the Preferred Shares determined under paragraph (c)(6) of the Protective Redemption Provisions shall, at the election of the Required Holders, be determined pursuant to Section 19; provided that such fair market value of the Preferred Shares shall be determined assuming that the Company makes all redemptions necessary to prevent the loss of or to reinstate the applicable Licenses subject to License Qualifications which give rise to the redemptions. In the event of any redemption of Preferred Shares pursuant to the Protective Redemption Provisions, the Company shall pay the redemption price in full in cash, and shall not use any election under paragraph (c)(7) of the Protective Redemption Provisions to pay any portion of the redemption price in notes. The foregoing rights are in addition to and not in substitution of the rights of holders of Voting Stock set forth in the Protective Redemption Provisions.
     (6) Change of Control. No sooner than thirty (30) Trading Days nor later than fifteen (15) Trading Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holders (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice and ending on the date that is the later of (x) twenty (20) Trading Days after delivery of the Change of Control Notice and (y) five (5) Trading Days after the consummation of such Change of Control, such Holder may require the Company to redeem all or any portion of such Holder’s Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. Any Preferred Shares subject to redemption pursuant to this Section 6 shall be redeemed by the Company in cash at a price equal to the greater of (i) 115% of the Conversion Amount being redeemed and (ii) (1) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the aggregate cash consideration and the aggregate fair value of any non-cash consideration per share of Common Stock to be paid to the holders of Common Stock upon consummation of the Change of Control (provided that (x) the fair value of any such non-cash consideration consisting of publicly traded securities to be valued at the greatest Closing Sale Price of such securities during the period commencing on the Trading Day immediately prior to the public announcement of such Change of Control and ending as of the Trading Day immediately prior to the consummation of such Change of Control and (y) fair value shall otherwise be determined in accordance with Section 3(e)(i)(D)) by (II) the Conversion Price (the "Change of Control Redemption Price”). The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within five (5) Trading Days after the Company’s receipt of such notice otherwise (the “Change of Control Redemption Date”). Notwithstanding anything to the contrary in this Section 6, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 6 may be converted, in whole or in part, by the Holder into shares of Common Stock (or in the event the Conversion Date is after the consummation of the Change of Control, such substitute securities as provided pursuant to Section 16). The parties hereto agree that in the event of the Company’s redemption of any of the Preferred Shares under this Section 6, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 6 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then the Holder shall have the right to void the redemption. If the Company fails to pay the Change of Control Redemption Price in full when due in accordance with this Section 6, the Company will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the Change of Control Redemption Price, plus all such interest thereon, is paid in full. Notwithstanding the foregoing, in the event a Change of Control Notice is delivered pursuant to this Section 6 at a time when the Company is restricted or prohibited (contractually or otherwise) from redeeming the Preferred Shares subject to redemption pursuant to this Section 6, the Company will use its best efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 6. In the event of a Private Cash Acquisition, the Required Holders shall be deemed to have given a Change of Control Redemption Notice, provided that the Company and acquiring entity, as applicable, have complied in all respects with the requirements of the definition of “Private Cash Acquisition”.
     (7) Reservation of Shares.
     (a) The Company shall have sufficient authorized and unissued shares of Common Stock for each of the Preferred Shares equal to 150% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to the Conversion Amount of each such Preferred Share as of the Initial Issuance Date. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than 150% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations on conversion herein (including Section 14) or elsewhere) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares (other than pursuant to a transfer of Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.
     (b) Insufficient Authorized Shares. If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred-twenty (120) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.
          (8) Voting Rights. Subject to Section 14, each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such Holder’s Preferred Shares would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Each Holder shall be entitled to receive the same prior notice of any stockholders’ meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders of Preferred Shares, in which case the Holders of Preferred Shares only shall vote as a separate class.
          (9) Observer Rights. Until the date, if any (the “Board Observer Termination Date”), that the Initial Holder and its Affiliates do not have either beneficial ownership of not less than fifty percent (50%) of the Preferred Shares (or an equivalent amount of Common Stock issued upon conversion thereof) or beneficial ownership of Common Stock (including on account of ownership of Preferred Shares or other instruments directly or indirectly convertible into or exchangeable or exercisable for Common Stock) representing in the aggregate not less than 5% of the number of shares of Common Stock outstanding at such time immediately after giving effect to such conversion of such Preferred Shares or other instruments beneficially owned by the Initial Holder and its Affiliates, the Initial Holder shall have the right to designate a board observer to the Board of Directors of the Company, which observer shall be a U.S. citizen (who may be an employee or consultant of the Initial Holder and its Affiliates). The rights of the Initial Holder under this Section 9 shall terminate upon the Board Observer Termination Date. The Company shall invite the board observer to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such board observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that (i) such board observer shall agree to hold all information so provided in confidence and trust to the same extent members of the Board of Directors are required to do so and (ii) such board observer may, upon request of the Board of Directors that includes an explanation of the basis of such request, be excluded solely from the portion of a meeting of the Board of Directors during which the Board of Directors discusses or deliberates regarding any agreements or transactions between the Initial Holder or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, that would constitute, or would reasonably be expected to constitute, a “transaction with related persons, promoters and certain control persons” under Item 404 of Regulation S-K.
     (10) Board Representation. Until the date, if any (the “Board Member Termination Date”), that the Initial Holder and its Affiliates do not have either beneficial ownership of not less than fifty percent (50%) of the Preferred Shares (or an equivalent amount of Common Stock issued upon conversion thereof) or beneficial ownership of Common Stock (including on account of ownership of Preferred Shares or other instruments directly or indirectly convertible into or exchangeable or exercisable for Common Stock) representing in the aggregate not less than seven and one-half (7.5%) of the number of shares of Common Stock outstanding at such time immediately after giving effect to such conversion of such Preferred Shares or other instruments beneficially owned by the Initial Holder and its Affiliates, the Initial Holder shall have the right to designate one member for appointment to the Board of Directors of the Company, which designee shall be a U.S. citizen (who may be an employee or consultant of the Initial Holder and its Affiliates) who has experience in the defense industry, whether as a governmental official or as an executive, director or consultant to private companies in the defense sector. The rights of the Initial Holder under this Section 10 shall terminate upon the Board Member Termination Date. The Company agrees to take all actions necessary to ensure the appointment of any such designee (and any replacement designee, as applicable) to the Board of Directors.
     (11) Approval Rights. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may:
     (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation, this Certificate of Designation or the Company’s bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;
     (b) increase or decrease (other than by conversion) the authorized number of shares of Preferred Shares;
     (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company;
     (d) purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees) or any other Capital Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company;
     (e) effect any Liquidation Event;
     (f) declare or pay any dividend or make any other payment or distribution on account of the Company’s Capital Stock of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, other than dividends with respect to which the holders of Preferred Shares are entitled to participate pursuant to Section 2;
     (g) take any action that would reasonably result in the suspension from trading or failure of the Common Stock to be listed on an Eligible Market other than as the result of a Private Cash Acquisition, unless pursuant to Section 16 the Preferred Shares are convertible into publicly traded common stock (or their equivalent) of the applicable Successor Entity in a Fundamental Transaction in lieu of the shares of Common Stock (in which case from and after such date this clause (g) shall apply to such publicly traded common stock (or their equivalent) of the applicable Successor Entity in lieu of the Common Stock;
     (h) effect any Affiliate Transactions other than Permitted Affiliate Transactions;
     (i) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares; and
     (j) enter into any contract, agreement, or understanding with respect any of the foregoing.
(12) Reports and Other Information.
     (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall either file with the SEC, without cost to each Holder, the following information or comply with Section 12(b) with respect thereto:
     (i) within 90 days after the end of each fiscal year, annual financial information that would be required to be contained in a filing with the SEC on Form 10-K if the Company were required to file such a form, including (i) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) a report on the annual financial statements by the Company’s certified independent accountants; and

     (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year commencing with the first fiscal quarter after the Initial Issuance Date, all quarterly information that would be required to be contained in a filing with the SEC on Form 10-Q if the Company were required to file such a form, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
provided; however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company shall make available such information to securities analysts and prospective investors upon request, in addition to providing such information to the Holders.
The Company shall also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant Rule 144A(d)(4) under the Securities Act.
     (b) Notwithstanding the foregoing, the Company’s delivery obligations described in Section 12(a) shall be deemed to be satisfied by posting of the information and reports referred to in clauses (i) and (ii) of Section 12(a) above on the Company’s website or one maintained on its behalf for such purpose; provided, that the Company shall use reasonable efforts to inform Holders of the availability of such information and reports, which may be satisfied by, among other things, a press release on any national business press release wire.
          (13) Principal Market Restrictions.
     (a) The Company shall not, and shall cause each of its Subsidiaries and controlled Affiliates not to, take any action if the effect of such action would be, in the absence of Section 3(e)(iv), to cause the Conversion Price to be reduced below the Conversion Floor Price.
     (b) The Company shall not, and shall cause each of its Subsidiaries and controlled Affiliates not to, issue, purchase, repurchase or redeem any Common Stock or other Voting Stock or securities convertible or exercisable for or exchangeable into Common Stock or Voting Stock that in the absence of Section 14 would result in the Initial Holder of Preferred Shares (or any Group that includes such Initial Holder) having (x) upon conversion of all such Initial Holder’s (or any Group that includes such Initial Holder) Preferred Shares, beneficial ownership of in excess of the Maximum Percentage of the number of shares of Common Stock outstanding at such time immediately after giving effect to such conversion or (y) the right to exercise voting rights in the Company in excess of the Maximum Percentage of the voting rights in the Company outstanding at such time, assuming such exercise as being equivalent to conversion; provided, that the limitation in clause (x) shall not be applicable to the extent the Initial Holder has acquired Voting Stock or Common Stock after March 19, 2010 other than through the Preferred Shares or the Common Stock issued or issuable upon conversion thereof (e.g., as a result of adjustments pursuant to Section 3(e) or stock dividends in which the Initial Holder participates pursuant to Section 2 and similar actions with respect to the Common Stock) without the consent of the Company.
          (14) Limitations Relating to Beneficial Ownership. The Company shall not effect any conversion of Preferred Shares, and no Holder shall have the right to convert any Preferred Shares, to the extent that at such time after giving effect to such conversion, the beneficial owner of such shares (or any Group that includes such beneficial owner) would have acquired, after giving effect to such conversion of Preferred Shares, beneficial ownership of a number of shares of Common Stock that exceeds 19.99% (“Maximum Percentage”) of the number of shares of Common Stock outstanding at such time immediately after giving effect to such conversion. The Company shall not give effect to any voting rights of the Preferred Shares, and any Holder shall not have the right to exercise voting rights with respect to any Preferred Shares pursuant hereto, to the extent that at such time giving effect to such voting rights would result in such Holder (or any Group that includes such beneficial owner) being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding at such time immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by a Person (or any Group that includes such Person) shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person (or any Group that includes such Person) and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in this Section beneficially owned by such Person (or any Group that includes such Person). Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For any reason at any time, upon the written request of any Holder, the Company shall within one (1) Business Day following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding. The limitations set forth in this Section 14 (x) shall no longer apply if the Company shall have sought and obtained an affirmative vote of its stockholders in accordance with applicable law and the rules and regulations of the Principal Market to permit the conversion and voting of all of the Preferred Shares as set forth in this Certificate of Designations without regard to the limitations set forth in this Section 14 and (y) shall not apply in the case of any transaction in which immediately upon conversion the Preferred Shares a Holder transfers the Common Stock into which such Preferred Shares are converted to a another Person (other than a member of a Group that includes such Holder).
          (15) Liquidation. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the Capital Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per

Preferred Share equal to the Liquidation Preference plus Accrued Dividends; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the “Pari Passu Shares”), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of the Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 3 (without regard to any limitations on conversion herein (including Section 14) or elsewhere), to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.
          (16) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing (with the purchase of at least a majority of the outstanding shares of the Company’s Common Stock automatically constituting an assumption in writing) all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 16 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including (other than in the case of a Private Cash Acquisition) agreements to deliver to each Holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a liquidation preference and dividend rate equal to the liquidation preference and dividend rate of the Preferred Shares held by such Holder and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Other than in the case of a Private Cash Acquisition, upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section 16 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on conversion of the Preferred Shares herein (including Section 14) or elsewhere. A “Private Cash Acquisition” shall mean a Fundamental Transaction of the type described in clauses (A), (C) or (D) (for the avoidance of doubt, so long as clause (y) below is satisfied) of the definition of “Fundamental Transaction” in the event that (x) the Company has complied in all respects with its obligations under Section 6 with respect to such transaction and shall have paid the Change of Control Redemption Price in full on or prior to the date of consummation of such Fundamental Transaction, (y) pursuant to such transaction 100% of the Common Stock of the Company is acquired in exchange for all-cash consideration by a third party that is not an Affiliate of the Company and (z) the applicable Successor Entity does not have any shares of publicly traded common stock (or their equivalent) into which the Preferred Shares would be convertible in lieu of the shares of Common Stock pursuant to this Section 16 after the consummation of such Fundamental Transaction.
          (17) Ranking. All shares of Common Stock and any other classes of Capital Stock or series of preferred stock established by the Company prior to or after the Effective Date shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon Liquidation Event. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may not be pari passu with, or junior to, any Capital Stock of the successor entity) and no merger shall result inconsistent therewith.
          (18) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s); provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.
          (19) Dispute Resolution. In the case of a dispute as to the Conversion Rate, the Closing Sale Price or Weighted Average Price, or any adjustment pursuant to Section 3(e), the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed or take all such other required actions with respect to such matters to the extent they are not disputed, and shall transmit an explanation of the disputed matters to the Holder via facsimile within five (5) Business Days of receipt of such Holder’s Conversion Notice or other applicable date of determination that a dispute exists. If such Holder and the Company are unable to agree upon the disputed matter within five (5) Business Days of such explanation being transmitted to the Holder, then the Company shall within two (2)

Business Days thereafter propose to the Holders via facsimile the investment bank or appraiser, if applicable, referred to in clauses (B) and (C) below, and cooperate with the Holders to promptly agree upon an investment bank or appraiser (or in each case if the Company’s proposal is not approved by the Required Holders, within two (2) further Business Days propose an alternative investment bank or appraiser). Within five (5) Business Days after (x) agreement with the Required Holders on the investment bank or appraiser, if applicable, or (y) the explanation referred to above being transmitted to the Holder the Company in the case of clause (A) below, submit via facsimile (A) a disputed calculation of the Conversion Rate to the Company’s independent, outside accountant or (B) a disputed Closing Sale Price or Weighted Average Price or adjustment pursuant to Section 3(e) to an independent, reputable investment bank selected by the Company and approved by the Required Holders or (C) a disputed valuation in connection with a Valuation Event under Section 3(e)(i)(D) to an independent, reputable appraiser selected by the Company and approved by the Required Holders. The Company shall cause, at the Company’s expense, the accountant, investment bank or appraiser, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results as soon as practicable and in no event later than five (5) Business Days from the time it receives the disputed determinations or calculations (unless such accountant, investment bank or appraiser reasonably concludes that it cannot make such determinations in that time period, in which case such time period shall be extended to the extent mutually agreed between the Company and the Required Holders). Such investment bank’s, accountant’s or appraiser’s determination or calculation, as the case may be, shall be binding upon all parties absent error.
          (20) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
          (21) Construction. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Initial Holder and shall not be construed against any person as the drafter hereof.
          (22) Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
          (23) Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 12(a) of the Securities Purchase Agreement (provided that if the Preferred Shares are not held by a Purchaser then substituting the words “holder of Securities” for the word “Purchaser”).
          (24) Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.
          (25) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the applicable Eligible Market, the DGCL, this Certificate of Designations or otherwise with respect to the Preferred Shares may be effected by written consent of the Required Holders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the applicable Eligible Market and the DGCL. This provision is intended to comply with respect to the Preferred Shares with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.
          (26) Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within four (4) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise, which disclosure shall be deemed to constitute notice to the Holders. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company shall so indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.
          (27) Further Assurances. Upon request of the Holders, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Certificate of Designation.
          (28) Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

     (a) “Accrued Dividends” means the product of (x) the result of the following formula: (Dividend Rate)(N/365) and (y) the Liquidation Preference
     (b) “Affiliate” has the meaning set forth in the meaning set forth in Rule 405 under the Securities Act, provided that for purposes of this Certificate of Designations the Initial Holder shall be deemed not to be an Affiliate of the Company.
     (c) “Affiliate Transaction” means any of the following by the Company or any of its Subsidiaries: any payment to, or sale, lease, transfer or other disposition of any of its properties or assets to, or purchase of any property or assets from, or entering into or making or amending any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate.
     (d) “Applicable Price” has the meaning set forth in Section 3(e)(i).
     (e) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.
     (f) “Authorized Share Allocation” has the meaning set forth in Section 7(a).
     (g) “Authorized Share Failure” has the meaning set forth in Section 7(b).
     (h) “Black Scholes Value” means the value of an Option based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Dilutive Issuance and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for term of such Option, (ii) an expected volatility equal to the greater of one hundred percent (100%) and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Dilutive Issuance, (iii) the underlying price per share used in such calculation shall be the New Issuance Price, and (iv) a 365 day annualization factor.
     (i) “Bloomberg” means Bloomberg Financial Markets.
     (j) “Board” has the meaning set forth in the Preamble.
     (k) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     (l) “Capital Stock” means: (A) in the case of a corporation, corporate stock; (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     (m) “Change of Control” means any Fundamental Transaction other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.
     (n) “Change of Control Notice” has the meaning set forth in Section 6.
     (o) “Change of Control Redemption Date” has the meaning set forth in Section 6.
     (p) “Change of Control Redemption Notice” has the meaning set forth in Section 6.
     (q) “Change of Control Redemption Price” has the meaning set forth in Section 6.
     (r) “Closing Sale Price” means, for any security as of any date, the last consolidated closing bid price, respectively, for such security on the Principal Market, as confirmed by the Principal Market, or, if the Principal Market begins to operate on an extended hours basis and does not designate the consolidated closing bid price then the last bid price of such security prior to 4:00:00 p.m., New York Time, as confirmed by the Principal Market, or, if the Principal Market is not the principal securities exchange or trading market for such security the last bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 3(d)(iii). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

     (s) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 3(e)(i)(A) and 3(e)(i)(B) hereof (regardless of whether the Options or Convertible Securities, as applicable, are actually exercisable at such time) but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares.
     (t) “Company” has the meaning set forth in the Preamble.
     (u) “Company Optional Redemption” has the meaning set forth in Section 4(a).
     (v) “Company Optional Redemption Date” has the meaning set forth in Section 4(c).
     (w) “Company Optional Redemption Notice” has the meaning set forth in Section 4(c).
     (x) “Company Optional Redemption Notice Date” has the meaning set forth in Section 4(c).
     (y) “Common Stock” means any shares of any class of Capital Stock of the Company that has no preference with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company (other than pursuant to the Protective Redemption Provisions). Subject to the provisions of Section 16, however, shares issuable on conversion of the Preferred Shares shall include only shares of the class designated as common stock, par value $0.01 per share, as of the Effective Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company (other than pursuant to the Protective Redemption Provisions); provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     (z) “Conversion Amount” means the sum of the Liquidation Preference plus the amount of Accrued Dividends.
     (aa) “Conversion Date” has the meaning set forth in Section 3(c)(i).
     (bb) “Conversion Floor Price” has the meaning set forth in Section 3(e)(iv).

     (cc) “Conversion Notice” has the meaning set forth in Section 3(c)(i).
     (dd) “Conversion Price” means $[30.00], subject to adjustment as provided herein.
     (ee) “Conversion Rate” has the meaning set forth in Section 3(b).
     (ff) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.
     (gg) “DGCL” has the meaning set forth in the Preamble.
     (hh) “Dilutive Issuance” has the meaning set forth in Section 3(e)(i).
     (ii) “Dividends” has the meaning set forth in Section 1.
     (jj)“Dividend Date” has the meaning set forth in Section 1.
     (kk) “Dividend Period” has the meaning set forth in Section 1.
     (ll)“Dividend Rate” means five percent (5.0%) per annum.
     (mm) “DTC” has the meaning set forth in Section 3(c)(ii).
     (nn) “Effective Date” means March 4, 2010.
     (oo) “Eligible Market” means The New York Stock Exchange, Inc, NYSE AMEX Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.
     (pp) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     (qq) “Equity Conditions” means that each of the following conditions is satisfied: (i) on each day during the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Registration Statement (as defined in the Registration Rights Agreement, the “Registration Statement”) filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement and no Suspension (as defined in the Registration Rights Agreement) shall have occurred during the Equity Conditions Measuring Period or (y) all Common Stock issuable upon conversion of the Preferred Shares shall be eligible for sale by the holder thereof without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, any applicable Preferred Shares to be redeemed shall be convertible in full without regard to the restrictions set forth in Section 14 hereof and the rules or regulations of the Principal Market or any applicable Eligible Market; (iv) during the Equity Conditions Measuring Period, there shall not have occurred the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated and publicly announced as such no later than 5 Trading Days prior to the expiration of the Equity Conditions Measuring Period; and (v) approval of the Board or holders of Common Stock shall have occurred, if necessary.
     (rr) “Equity Conditions Failure” means that on any day during the period commencing ten (10) Trading Days prior to the applicable Company Optional Redemption Notice Date through the applicable Company Optional Redemption Date the Equity Conditions have not been satisfied (or waived in writing by the Holder).
     (ss) “Equity Conditions Measuring Period” has the meaning set forth in the definition of “Equity Conditions.”
     (tt) “Excluded Securities” means any Common Stock issued or issuable or deemed to be issued in accordance with Section 3(e) hereof by the Company: (A) in connection with any Approved Stock Plan; (B) upon conversion of the Preferred Shares; (C) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Effective Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Effective Date and such Options or Convertible Securities are not amended, modified or changed on or after the Effective Date; and (D) in connection with any subdivision, stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to Section 3(e)(iii).
     (uu) “Fundamental Transaction” means that the Company shall (or in the case of clause (F) any Person or Group, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (C) allow another Person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or Affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or Affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify its Common Stock, or (F) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.
     (vv) “Group” has the meaning set forth in Section 13(d) of the Exchange Act.
     (ww) “Holder” has the meaning set forth in Section 1.
     (xx) “Initial Holder” means Cerberus Satellite LLC.
     (yy) “Initial Issuance Date” means the date of this Certificate of Designations, which is [     ], 2010.
     (zz) “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions.
     (aaa) “Liquidation Funds” has the meaning set forth in Section 15.
     (bbb) “Liquidation Preference” means an amount equal to the Stated Value of a Preferred Share plus all Dividends accrued and added to the Liquidation Preference of such Preferred Share pursuant to Section 1.
     (ccc) “Maximum Percentage” has the meaning set forth in Section 14.
     (ddd) “N” means the number of days from, but excluding (i) the last Dividend Date with respect to which dividends have been either paid in full by the Company in cash or added to the Liquidation Preference on the applicable Preferred Share, or (ii) the Initial Issuance Date if no Dividend Date has occurred.
     (eee) “New Issuance Price” has the meaning set forth in Section 3(e)(i).

     (fff) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
     (ggg) “Other Taxes” has the meaning set forth in Section 3(d)(iii).
     (hhh) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
     (iii) “Pari Passu Shares” has the meaning set forth in Section 15.
     (jjj) “Permitted Affiliate Transaction” means any of the following Affiliate Transactions:
     (i) an Affiliate Transaction on terms that are not materially less favorable, taken as a whole, to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person on an arm’s-length basis;
     (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration equal to or less than $5.0 million, an Affiliate Transaction approved by a responsible officer of the Company;
     (iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million but less than $25.0 million, an Affiliate Transaction for which the Company’s Board of Directors adopts a resolution that such Affiliate Transaction complies with this covenant and which has been approved by a majority of the disinterested members, if any, of the Company’s Board of Directors;
     (iv) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration equal to or in excess of $25.0 million, an Affiliate Transaction in which the Company receives a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view from an independent financial advisor to the Company and delivers the same to each Holder;
     (v) transactions between or among the Company and/or any of its Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction, so long as such transactions are not otherwise prohibited by this Certificate of Designations;

     (vi) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary;
     (vii) payments made in respect of, or performance under, any agreement as in effect on the Effective Date or any amendment thereto (so long as any such amendment is not less advantageous to the Holders in any material respect than the original agreement as in effect on the Effective Date);
     (viii) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, Capital Stock in, or controls, such Person;
     (ix) any employment agreements, stock option plans and other compensatory agreements entered into by the Company or any of its Subsidiaries and which, in each case, are either in the ordinary course of business or are approved by the Board of Directors of the Company in good faith; and
     (x) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company.
     (kkk) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
     (lll) “Preferred Shares” has the meaning set forth in the Preamble.
     (mmm) “Principal Market” means The NASDAQ Global Market.
     (nnn) “Preferred Stock Certificates” has the meaning set forth in Section 3(c)(i).
     (ooo) “Preferred Stock Delivery Date” has the meaning set forth in Section 3(c)(ii).
     (ppp) “Private Cash Acquisition ” has the meaning set forth in Section 16.
     (qqq) “Protective Redemption Provisions” has the meaning set forth in Section 5.
     (rrr) “Redemption Price” has the meaning set forth in Section 4(b).

     (sss) “Registration Rights Agreement” means that certain registration rights agreement with respect to the Preferred Shares by and among the Company and the initial Holders of the Preferred Shares dated as of the Initial Issuance Date, as such agreement may be amended from time to time as provided in such agreement.
     (ttt) “Registration Statement” has the meaning set forth in the definition of “Equity Conditions”.
     (uuu) “Required Holders” means the Holders of Preferred Shares representing at least a majority of the aggregate Preferred Shares then outstanding.
     (vvv) “Required Reserve Amount” has the meaning set forth in Section (7)(a).
     (www) “SEC” means the Securities and Exchange Commission.
     (xxx) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     (yyy) “Securities Purchase Agreement” means that certain securities purchase agreement with respect to the Preferred Shares by and among the Company and the initial Holders, dated as of March 19, 2010, as such agreement further may be amended from time to time as provided in such agreement.
     (zzz) “Share Delivery Date” has the meaning set forth in Section 3(c)(ii).
     (aaaa) “Stated Value” means $1,000.
     (bbbb) “Subsidiary” means, with respect to any specified Person:
     (i) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such

Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
     (cccc) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.
     (dddd) “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).
     (eeee) “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Certificate of Designations.
     (ffff) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).
     (gggg) “Transfer Agent” has the meaning set forth in Section 3(c)(i).
     (hhhh) “Valuation Event” has the meaning set forth in Section 3(e)(i)(D).
     (iiii) “Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     (jjjj) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the applicable Eligible Market during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 3(d)(iii) below with the term “Weighted Average Price” being substituted for the term “Closing Sale Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.
* * * * *

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by [NAME], its [OFFICE], as of the ___day of ___, 2010.

GEOEYE, INC.
By:
Name:
Title:

EXHIBIT I
GEOEYE, INC.
CONVERSION NOTICE
     Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of GeoEye, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of GeoEye, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

          Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:

Title:

     Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

[NOTE TO HOLDER — THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT
     The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated ___, 2010 from the Company and acknowledged and agreed to by American Stock Transfer and Trust Company.

GEOEYE, INC.
By:
Name:
Title:

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT dated [     ], 2010 (the “Agreement”) is entered into by and among GeoEye, Inc., a Delaware corporation (the “Company”) and Cerberus Satellite LLC, a Delaware limited liability company (the “Purchaser”).
     The Company and the Purchaser are parties to the Purchase Agreement dated March [     ], 2010 (the “Purchase Agreement”), which provides for the sale by the Company to the Purchaser of [115,000] [80,000] shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), which will, among other things, be convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”, as converted, the “Conversion Shares”) in accordance with the terms of the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, dated as of [     ], 2010 (the “Certificate of Designations”). In connection with the purchase of the Preferred Shares by the Purchaser, the Company has agreed to provide to the Purchaser and its direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Additional Effective Date” means the date the Additional Registration Statement is declared effective by the SEC.
     “Additional Effectiveness Deadline” means (i) in the event that the Registration Statement is not subject to a review by the SEC pursuant to which the SEC issues comments, the date which is sixty (60) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline or (ii) in the event that the Registration Statement is subject to a review by the SEC pursuant to which the SEC issues comments, the date which is one hundred twenty (120) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline.
     “Additional Filing Date” means the date on which the Additional Registration Statement is filed with the SEC.
     “Additional Filing Deadline” means if Cutback Shares are required to be included in the Additional Registration Statement, the later of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the Initial Effective Date or the last Additional Effective Date, as applicable.
     “Additional Registrable Securities” means (i) any Cutback Shares not previously included on a Registration Statement and (ii) any capital stock of the Company issued or issuable with respect to the Preferred Shares, the Conversion Shares or the Cutback Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions and/or redemptions of the Preferred Shares.

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     “Additional Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering any Additional Registrable Securities.
     “Additional Required Registration Amount” means any Cutback Shares not previously included on a Registration Statement, all subject to adjustment as provided in Section 2(h), without regard to any limitations on conversion and/or redemption of the Preferred Shares.
     “Blue Sky Filing” shall have the meaning set forth in Section 6(a) hereof.
     “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
     “Certificate of Designations” shall have the meaning set forth in the preamble.
     “Closing Date” shall have the meaning set forth in the Purchase Agreement.
     “Common Stock” shall have the meaning set forth in the preamble.
     “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.
     “Conversion Shares” shall have the meaning set forth in the preamble.
     “Cutback Shares” means any of the Initial Required Registration Amount or the Additional Required Registration Amount of Registrable Securities not included in all Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415. The number of Cutback Shares shall be allocated pro rata among the Holders.
     “EDGAR” shall have the meaning set forth in Section 3(a)(iv).
     “Effective Date” means the Initial Effective Date and the Additional Effective Date, as applicable.
     “Effectiveness Deadline” means the Initial Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.
     “Eligible Market” shall mean the Principal Market, The New York Stock Exchange, Inc., The NYSE Amex Equities, The NASDAQ Capital Market or The NASDAQ Global Market.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Filing Deadline” means the Initial Filing Deadline, the Additional Filing Deadline, the Underwritten Shelf Filing Deadline, as applicable.
     “Filing Failure” shall have the meaning set forth in Section 2(i) hereof.

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     “Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Registrable Securities.
     “Holders” shall mean the Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities.
     “Incidental Registration” shall have the meaning set forth in Section 2(d) hereof.
     “Incidental Registration Statement” means a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2(d) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein..
     “Indemnified Person” shall have the meaning set forth in Section 6(c) hereof.
     “Indemnifying Person” shall have the meaning set forth in Section 6(c) hereof.
     “Initial Effective Date” means the date that the Initial Registration Statement has been declared effective by the SEC.
     “Initial Effectiveness Deadline” means the date which is one hundred eighty (180) calendar days after the Closing Date.
     “Initial Filing Deadline” means the date which is ninety (90) calendar days after the Closing Date.
     “Initial Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Preferred Shares and (ii) any capital stock of the Company issued or issuable, with respect to the Conversion Shares or the Preferred Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion and/or redemption of the Preferred Shares.
     “Initial Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Initial Registrable Securities.
     “Initial Required Registration Amount” means 150% of the number of Conversion Shares issued and issuable pursuant to the Preferred Shares as of the Trading Day immediately preceding the applicable date of determination, subject to adjustment as provided in Section 2(h), without regard to any limitations on conversions and/or redemptions of the Preferred Shares.
     “Initiating Holders” means, with respect to a particular registration, the Holders who initiated the Shelf Underwriting Request for such registration.
     “Inspector” shall have the meaning set forth in Section 3(a)(xiii) hereof.

3

     “Issuer Information” shall have the meaning set forth in Section 6(a) hereof.
     “Legal Counsel” shall have the meaning set forth in Section 2(f) hereof.
     “Maintenance Failure” shall have the meaning set forth in Section 2(i) hereof.
     “Majority Holders” shall mean the Holders of a majority of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates (other than the Purchaser and its affiliates) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.
     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Preferred Shares” shall have the meaning set forth in the preamble.
     “Principal Market” means The NASDAQ Global Select Market.
     “Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Purchaser” shall have the meaning set forth in the preamble.
     “Registrable Securities” shall mean the Initial Registrable Securities and the Additional Registrable Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities have been sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by the Securities relating to restrictions on transferability thereof is removed or (iii) when such Securities cease to be outstanding.
     “Registration Delay Payments” shall have the meaning set forth in Section 2(i) hereof.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, applicable Eligible Market or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or

4

Holders in connection with blue sky qualification of any Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) (x) the fees and disbursements of counsel for the Company and (y) the fees and disbursements of Legal Counsel, (v) the fees and disbursements of all independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement and (vi) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the Company, but excluding (x) fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders (other than fees and expenses set forth in clause (iv) above) and (y) underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Expenses Cap” shall have the meaning set forth in Section 2(j).
     “Registration Statement” shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Required Registration Amount” means either the Initial Required Registration Amount or the Additional Required Registration Amount, as applicable.
     “Rule 144” shall have the meaning set forth in Section 5.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shelf Underwriting Request” shall have the meaning set forth in Section 2(c)(I)(i).
     “Suspension” shall have the meaning set forth in Section 3(d).
     “Staff” shall mean the staff of the SEC.
     “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

5

     “Underwriter” shall mean each of the investment banks and managers of an Underwritten Offering.
     “Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.
     “Underwritten Shelf Effectiveness Deadline” shall have the meaning set forth in Section 2(c)(I)(iv).
     “Underwritten Shelf Filing Deadline” means the date which is thirty (30) calendar days after a Shelf Underwriting Request.
     “Underwritten Shelf Registration” shall have the meaning set forth in Section 2(c)(I)(i).
     “Underwritten Shelf Registration Statement” means a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2(c) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.
     “Withdrawn Registration” shall have the meaning set forth in Section 2(c)(I)(ii).
     “Withdrawn Request” shall have the meaning set forth in Section 2(c)(I)(ii).
     2. Registration Under the Securities Act.
          (a) Initial Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Initial Filing Deadline, file with the SEC the Initial Registration Statement on Form S-3 covering the resale of all of the Initial Registrable Securities by the Holders as selling stockholders. In the event that Form S-3 is unavailable for such a registration, the Company shall use Form S-1 or such other appropriate form, subject to the provisions of Section 2(g). The Initial Registration Statement prepared pursuant hereto shall register for resale by the Holders as selling stockholders at least the number of shares of Common Stock equal to the Initial Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(h). The Initial Registration Statement shall contain (except if otherwise directed by the Majority Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Company shall use its best efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Initial Effectiveness Deadline. By 9:30 a.m. New York time on the Business Day following the Initial Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with resales pursuant to such Initial Registration Statement.
     (b) Additional Mandatory Registrations. The Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an Additional Registration Statement on Form S-3 covering the resale of all of the Additional

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Registrable Securities not previously registered for resale by the Holders as selling stockholders on an Additional Registration Statement hereunder. To the extent the Staff does not permit the Additional Required Registration Amount to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the Additional Required Registration Amount has been registered with the SEC. In the event that Form S-3 is unavailable for such a registration, the Company shall use Form S-1 or such other appropriate form, subject to the provisions of Section 2(g). Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Additional Required Registration Amount determined as of the date such Additional Registration Statement is initially filed with the SEC. Each Additional Registration Statement shall contain (except if otherwise directed by the Majority Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Company shall use its best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Additional Effectiveness Deadline. By 9:30 a.m. New York time on the Business Day following the Additional Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with resales pursuant to such Additional Registration Statement.
     (c) Underwritten Shelf Registration.
          I. Right to Underwritten Shelf Registration.
               (i) Subject to the limitations set forth in Section 2(c)(III), at any time or from time to time, the Majority Holders shall have the right to request (a “Shelf Underwriting Request”) in writing that the Company file a post-effective amendment or prospectus supplement to the Registration Statement(s) filed pursuant to Section 2(a) or Section 2(b) (or any other form of Registration Statement as the Company deems appropriate) to effect a take down of the Registrable Securities included in such Registration Statement(s) in the form of an Underwritten Offering; and such Initiating Holders may require that all Persons (including other Holders) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holders. The sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Shelf Underwriting Request, subject to the approval of the Company (such approval not to be unreasonably withheld or delayed). Any registration filed pursuant to this Section 2(c) shall be referred to herein as an “Underwritten Shelf Registration”). In no event shall the Company be required to effect, in the aggregate, more than two (2) Underwritten Shelf Registrations; provided, however, that such number shall be increased to the extent the Company does not include, pursuant to Section 2(c)(II) in what would otherwise be the final registration, the number of Registrable Securities required to be registered; provided, further, that such number shall not include any registration effected pursuant to this Section 2(c) because the SEC prohibits the Purchaser from participating in a Registration Statement filed pursuant to Section 2(a) or Section 2(b) as a selling stockholder (by requiring the Purchaser to be named in such Registration Statement(s) as an underwriter, or otherwise).

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                    (1) Each Shelf Underwriting Request shall specify the amount of Registrable Securities intended to be disposed of by such Holders and the intended method of disposition thereof.
                    (2) As promptly as practicable, but no later than five (5) Business Days after receipt of a Shelf Underwriting Request, the Company shall give written notice of such requested registration to all other Holders of Registrable Securities.
                    (3) Subject to the limitations set forth in Section 2(c)(II), the Company shall include in an Underwritten Shelf Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holders and (ii) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within ten (10) Business Days after the receipt of such written notice from the Company.
                    (4) The Company, as expeditiously as possible, but in no event later than the Underwritten Shelf Filing Deadline, shall cause to be filed with the SEC an Underwritten Shelf Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Shelf Underwriting Request or further requests.
                    (5) The Company shall use its best efforts to have such Underwritten Shelf Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Underwritten Shelf Registration Statement continuously effective until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Underwritten Shelf Registration Statement.
                    (6) The Company shall notify the Majority Holders in writing no later than ten (10) days before filing any other registration statement as contemplated by Section 2(c)(V).
               (ii) A Shelf Underwriting Request may be withdrawn prior to the filing of the Underwritten Shelf Statement by the Majority Holders of the Registrable Securities to be included in such Registration Statement (a “Withdrawn Request”) and an Underwritten Shelf Registration Statement may be withdrawn prior to the effectiveness thereof by the Majority Holders of the Registrable Securities to be included in such Underwritten Shelf Registration Statement (a “Withdrawn Registration”) and, for purposes of counting the maximum number of Underwritten Shelf Registrations to which the Holders are entitled pursuant to the provisions of this Section 2(c), such withdrawals shall be treated as an Underwritten Shelf Registration which shall have been effected pursuant to this Section 2(c), unless the Majority Holders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Underwritten Shelf Registration Statement within the later of (i) ten (10) Business

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Days of a Withdrawn Registration and (ii) ten (10) Business Days after the Company delivers to the Majority Holders a statement detailing such reasonable out-of-pocket Registration Expenses; provided; however, that if a Withdrawn Request or Withdrawn Registration is made (A) because of a Material Adverse Effect (as defined in the Purchase Agreement) or an event described in Section 8(a) of the Purchase Agreement occurs, or (B) because the sole or lead managing Underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2(c)(II) by more than 10% of the Registrable Securities to be included in such Registration Statement, or (C) because of a Suspension pursuant to Section 3(d), or (D) because the Company files another registration statement during the Post Shelf Underwritten Request Period (as defined in Section 2(c)(V)), then such withdrawal shall not be treated as an Underwritten Shelf Registration effected pursuant to this Section 2(c) (and shall not be counted toward the number of Underwritten Shelf Registrations to which such Holders are entitled), and the Company shall pay all Registration Expenses in connection therewith (subject to Section 2(j)). Any Holder requesting inclusion in any Underwritten Shelf Registration may, at any time prior to the date the Underwritten Shelf Registration Statement is declared effective (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion, subject in the case of a Withdrawn Request to the provisions set forth in this section.
                    (iii) The registration rights granted pursuant to the provisions of this Section 2(c) shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.
                    (iv) Notwithstanding anything to the contrary contained herein, the Company shall have the right to delay its participation in, the filing of or the effectiveness of any Underwritten Shelf Registration if in the good faith opinion of the Board of Directors of the Company, the Company’s participation in an Underwritten Shelf Registration would be impractical or inadvisable at such time, provided, however, that any such delay shall not exceed 45 days; provided, further that any such delay will count towards the maximum number and duration of any Suspension satisfying the requirements of Section 3(d) (such that (i) if the Company files the Underwritten Shelf Registration Statement at any time after the Underwritten Shelf Filing Deadline, each day after the Underwritten Shelf Filing Deadline shall count towards the Suspension permitted by Section 3(d) and (ii) if the Underwritten Shelf Registration Statement is declared effective by the SEC (x) in the event that the Registration Statement is not subject to a review by the SEC pursuant to which the SEC issues comments, at any time after the date which is sixty (60) calendar days after the Underwritten Shelf Filing Deadline or (y) in the event that the Registration Statement is subject to a review by the SEC pursuant to which the SEC issues comments, at any time after the date which is one hundred twenty (120) calendar days after the Underwritten Shelf Filing Deadline (the “Underwritten Shelf Effectiveness Deadline”), each day after the Underwritten Shelf Effectiveness Deadline shall count towards the Suspension permitted by Section 3(d)).
               II. Priority in Underwritten Shelf Registrations. If the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five (5) Business Days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities, if any, requested to be included in such Underwritten Shelf

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Registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Majority Holders of the Registrable Securities to be included in such Registration Statement (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), the Company shall include in such Underwritten Shelf Registration to the extent of the number which the Company is so advised may be included in such offering without such effect, the Registrable Securities requested to be included in the Underwritten Shelf Registration by the Holders allocated, pro rata among the Holders based on the number of Registrable Securities held by each Holder (on an as converted, fully-diluted basis and without giving effect to any exercise or conversion limitations contained in any such convertible or exercisable securities held by any such party). In the event the Company shall not, by virtue of this Section 2(c)(II), include in any Underwritten Shelf Registration all of the Registrable Securities of any Holder requesting to be included in such Underwritten Shelf Registration, such Holder may, upon written notice to the Company given within five (5) Business Days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Underwritten Shelf Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Underwritten Shelf Registration.
          III. Limitations on Registrations. In no event shall the Company be required to effect an Underwritten Shelf Registration unless the reasonably anticipated aggregate offering price to the public of all Registrable Securities for which registration has been requested by Holders, will be at least $25,000,000 or, if the foregoing is not satisfied, all of the Registrable Securities held by the Holders requiring registration are included in the Underwritten Shelf Registration; and
          IV. Effective Registration Statement; Suspension. An Underwritten Shelf Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Underwritten Shelf Registration Statement, (ii) if the offering of any Registrable Securities pursuant to such Underwritten Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, or (iii) if the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied other than by the sole reason of any breach, failure or action by the Holders of Registrable Securities or are not otherwise waived by the parties entitled to do so. The Underwritten Shelf Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Stockholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. By 9:30 a.m. New York time on the second (2nd) Business Day following any effective date of any Underwritten Shelf Registration Statement, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. For the avoidance of doubt, the requirement of the Company to file a final prospectus pursuant to the immediately preceding sentence shall only apply to the extent any Holders are included in such Underwritten Shelf Registration Statement.

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          V. Other Registrations. During the period (i) beginning on the date of a Shelf Underwriting Request and (ii) ending on the date that is 90 days after the date that an Underwritten Shelf Registration Statement filed pursuant to such Shelf Underwriting Request has been declared effective by the SEC or, if the Majority Holders of the Registrable Securities to be included in such Registration Statement shall withdraw such Shelf Underwriting Request or such Underwritten Shelf Registration Statement, on the date of such Withdrawn Request or such Withdrawn Registration Statement (such period, the “Post Shelf Underwriting Request Period”), the Company shall not, without consulting with the Majority Holders of the Registrable Securities to be or that have been included in such Registration Statement in good faith regarding the timing thereof, file a registration statement pertaining to any other securities of the Company (other than (i) a registration relating solely to the sale of securities to participants in a Company employee stock or similar plan on Form S-8, (ii) another Underwritten Shelf Registration Statement pursuant to the terms of this Agreement, (iii) a registration statement pursuant to that certain Registration Rights Agreement dated of even date herewith by and between the Company and the Purchaser regarding the registration of the Company’s Floating Rate Senior Unsecured Notes due 2016, (iv) a registration statement pursuant to that certain Registration Rights Agreement dated as of October 9, 2009 regarding the registration of the Company’s 9.625% Senior Secured Notes due 2015 or (v) any registration of debt securities of the Company that are not convertible or exchangeable for equity securities of the Company or any of its subsidiaries).
          VI. Information. The Company agrees to include in any such Registration Statement all information which any selling Holder, upon advice of Legal Counsel, shall reasonably request.
     (d) Incidental Registration.
          I. Right to Include Registrable Securities.
          (i) If the Company at any time or from time to time proposes to register any of its securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least ten (10) Business Days prior to such proposed registration) to all Holders of Registrable Securities of its intention to undertake such registration, describing in reasonable detail the proposed registration and method of distribution (including, if known to the Company, the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders’ right to participate in such registration under this Section 2(d) as hereinafter provided. Subject to the other provisions of this paragraph (i) and Section 2(d)(II), upon the written request of any Holder made within twenty (20) calendar days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (an “Incidental Registration”), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers

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the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 3. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Holder. The Holders requesting inclusion in an Incidental Registration may, at any time prior to the Incidental Registration Statement is declared effective by the SEC (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.
          (ii) If at any time after giving written notice of its intention to register any securities and prior to the date the Incidental Registration Statement is declared effective by the SEC filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith pursuant to Section 2(j)), without prejudice, however, to the rights of Holders to cause such registration to be effected as a registration under the other provisions of Section 2, and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this Section 2(d) which the Company is obligated to effect.
          (iii) The registration rights granted pursuant to the provisions of this Section 2(d) shall be in addition to the registration rights granted pursuant to the other provisions of Section 2 hereof.
          II. Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering, and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included

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in such registration by each of them, and (C) third, other securities of the Company to be registered on behalf of any other Person, and (ii) in the case of a registration initiated by a Person other than the Company, (A) first, the securities proposed to be registered by any Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, and (B) second, the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them; provided, however, that in the event the Company will not, by virtue of this Section 2(d)(II), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three (3) days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.
          III. Selection of Underwriters. If any Incidental Registration involves an Underwritten Offering, the sole or managing Underwriter(s) and any additional investment bankers and managers to be used in connection with such registration shall be chosen (i) in the case of a registration initiated by the Company, by the Company in its sole discretion and (ii) in the case of a registration initiated by a Person other than the Company or any Holder of Registrable Securities, by such Person in its sole discretion.
     (e) Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Holders based on the number of Registrable Securities held by each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC. In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Holders, pro rata based on the number of Registrable Securities then held by such Holders which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement filed with the SEC pursuant to Section 2(a), Section 2(b) or Section 2(c) hereof without the prior written consent of the Majority Holders.
     (f) Legal Counsel. The Majority Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Majority Holders. The Company shall reasonably cooperate with Legal Counsel and the Majority Holders shall cause Legal Counsel to reasonably cooperate with the Company in performing the Company’s obligations under this Agreement.
     (g) Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration

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of the resale of Registrable Securities hereunder, the Company shall undertake to (i) register the resale of the Registrable Securities on another appropriate form and (ii) register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.
     (h) Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a), Section 2(b) or Section 2(c) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or a Holder’s allocated portion of the Registrable Securities pursuant to Section 2(e), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than 80% of the Required Registration Amount required to be included therein. The calculation set forth in the foregoing sentence shall be made without regard to any limitations and/or redemption on the conversion of the Preferred Shares and such calculation shall assume that the Preferred Shares are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Certificate of Designations).
     (i) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline, (an “Effectiveness Failure”) or (ii) on any day after the respective Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during a Suspension allowed pursuant to Section 3(d)) pursuant to such Registration Statement or otherwise (including, without limitation, because of the suspension of trading or any other limitation imposed by an Eligible Market, a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or a failure to register a sufficient number of shares of Common Stock or to maintain the listing of the Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount equal to one percent (1.0%) of the Liquidation Preference (as defined in the Certificate of Designations) of such Holder’s Preferred Shares, which underlying shares of Common Stock are included in such Registration Statement. At the Company’s option,

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such amounts may be paid in cash; provided that if such amounts are not paid in cash on the dates set forth in the following sentence, then such amounts shall automatically accrue and be added to the Liquidation Preference as of such date. Such amounts shall be paid on each of the following dates: (i) on the thirtieth day after the date of a Filing Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (ii) on the thirtieth day after the date of an Effectiveness Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (iii) on the thirtieth day after the date of a Maintenance Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(i) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. Notwithstanding the foregoing, no Registration Delay Payments shall be due to a Holder pursuant to this Section 2(i) as a result of and solely to the extent of (i) a Filing Failure or an Effectiveness Failure caused solely by such Holder’s exercise of its rights pursuant to Section 3(a)(xii), (ii) an Effectiveness Failure with respect to any Holder caused solely by such Holder’s exercise of its rights pursuant to Section 3(e) or (ii) a Filing Failure caused solely by a Holder’s failure to provide to the Company the information regarding such Holder that is required to be included in the applicable Registration Statement.
     (j) The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(c) or Section 2(d) hereof, provided that the Company shall not be required to pay for any Registration Expenses incurred pursuant to Section 2(c) or Registration Expenses of the type described in clause (iv)(y) of the definition of Registration Expenses incurred pursuant to Section 2(d) which in the aggregate exceed $750,000 (the “Registration Expenses Cap”) (other than, for the avoidance of doubt, any Registration Expenses incurred by the Company that are not reasonable out-of-pocket expenses). Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to a Registration Statement.
     (k) A Registration Statement pursuant to Section 2(a), Section 2(b), Section 2(c) or Section 2(d) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.
     (l) Without limiting the remedies available to the Purchaser and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a), Section 2(b), Section 2(c) and Section 2(d) hereof.
     3. Registration Procedures.

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     (a) In connection with its obligations pursuant to Section 2(a), Section 2(b), Section 2(c), Section 2(d), Section 2(g) or Section 2(h) hereof, the Company shall:
     (i) use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;
     (ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424(b) under the Securities Act;
     (iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;
     (iv) furnish to each Holder of Registrable Securities, to Legal Counsel, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Legal Counsel, Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder, provided, however, that any such document’s availability on the SEC’s Electronic Data Gathering Analysis and Retrieval System database (or any successor thereto) (“EDGAR”) shall satisfy such obligation; and the Company consents to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;
     (vi) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject; promptly notify Legal Counsel and each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under applicable state securities or blue sky laws of any jurisdiction or its receipt of notice of the initiation or threat of any proceeding for such purpose;

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     (vii) notify Legal Counsel and each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Legal Counsel, Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, provided, however, that any such document’s availability on EDGAR shall satisfy such obligation, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information regarding a Holder after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable Effective Date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate; for the avoidance of doubt, the foregoing shall not require the Company to provide notice when the Company files a periodic report pursuant to the Exchange Act;
     (viii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;
     (ix) furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested); provided, however, that any such document’s availability on EDGAR shall satisfy such obligation;
     (x) cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (to the extent that the delivery of securities is consistent with the provisions of the Certificate of Designations) as such Holders may reasonably request upon the later of (i) three (3) Business Days prior to the closing of any sale of Registrable Securities and

17

(ii) three (3) Business Days following such written request and the delivery of the appropriate documentation to the Company by such Holders of Registrable Securities;
     (xi) upon the occurrence of any event contemplated by Section 3(a)(vii)(5) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference so that, as thereafter publicly filed on EDGAR, or, otherwise, as delivered to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and upon the Holders’ receipt of the notice described in Section 3(a)(vii)(5), such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;
     (xii) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Majority Holders of Registrable Securities included in such Registration Statement and Legal Counsel and make such of the representatives of the Company as shall be reasonably requested by the Majority Holders of Registrable Securities included in such Registration Statement or Legal Counsel available for discussion of such document at reasonable times and upon reasonable prior notice; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Majority Holders of Registrable Securities included in such Registration Statement and Legal Counsel shall not have previously been advised and furnished a copy or to which the Purchaser or Legal Counsel and the Holders of Registrable Securities included in such Registration Statement or their counsel shall reasonably object;
     (xiii) make available for inspection by a representative of the Holders of the Registrable Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Registration Statement, any attorneys and accountants designated by a majority of the Holders of Registrable Securities to be included in such Registration and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and use reasonable efforts to cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Registration Statement, in each case, as is customary for similar “due diligence” examinations in the context of underwritten offerings; provided that any information that is provided by the Company to such Inspector, Underwriter, Holder, attorney or accountant in connection with a Registration

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Statement shall be kept confidential by such Persons, unless disclosure thereof is required to be made in connection with a court, administrative or regulatory proceeding or required by law, or such information is or has become available to the public generally through the Company or through a third party without such Person’s involvement with such disclosure in breach of its obligations of confidentiality to the Company, or the Company consents to the non-confidential treatment of such information;
     (xiv) use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which the Common Stock of the Company is then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;
     (xv) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein in accordance with the terms of this Agreement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company’s receipt of such notification of the matters to be so included in such filing;
     (xvi) enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities covered by the Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in Underwritten Offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Underwriter of Registrable Securities (including, without limitation, to any Holder if such Holder is required to be identified as an underwriter pursuant to applicable securities laws) and, at the request of the Company and subject to the approval of such independent certified public accountants of the Company, such “comfort” letters may also be addressed to the Company’s Board of Directors, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates to each underwriter (including, without limitation, to any Holder if such Holder is required to be identified as an underwriter pursuant to applicable securities laws) as may be reasonably requested by the Holders of a majority of the Registrable Securities

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being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (1) above and to evidence compliance with conditions customarily contained in an underwriting agreement;
     (xvii) use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities; and
     (xviii) unless available on EDGAR, make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, all information contemplated by the provisions of Rule 158 under the Securities Act covering a 12-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of a Registration Statement.
          (b) The Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.
          (c) Each Holder of Registrable Securities covered in such Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vii) (3) or 3(a)(vii)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(xi) hereof and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice, and the Company may exclude from such registration the Registrable Securities of any Holder that unreasonably fails to furnish such information within ten (10) Business Days after receiving such request, without prejudice to that Holder’s right to request participation in subsequent amendments to or filings of a Registration Statement.
          (d) Notwithstanding anything to the contrary herein, at any time after the date a Registration Statement filed pursuant to this Agreement has been declared effective by the SEC, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required. If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement by reason of the immediately preceding sentence, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume

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such dispositions. The Company may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 45 days for each suspension and there shall not be more than two suspensions in effect during any 365 day period, unless the Majority Holders consent in writing to any such additional or longer suspension (each such suspension satisfying the requirements of this Section 3(d), a “Suspension”).
          (e) Neither the Company nor any subsidiary or affiliate thereof shall identify any Holder as an underwriter in any public disclosure or filing with the SEC or the Principal Market or any Eligible Market and any Holder being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement.
          (f) The Holders included in a Registration Statement shall be required to notify the Company in writing of any change in the information provided in writing to the Company expressly for use or expressly for incorporation in a Registration Statement to the extent such change would cause such Registration Statement to contain an untrue statement of a material fact or would cause such Registration Statement to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     4. Underwritten Offerings.
          (a) Requests for Underwritten Offerings. If requested by the sole or lead managing Underwriter for any Underwritten Offering pursuant to Section 2(c), the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Majority Holders of the Registrable Securities included in such Registration Statement and the Company.
          (b) Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders’ option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition.
          (c) Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other

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documents customary for such an offering and reasonably required under the terms of such underwriting arrangements.
     5. Reports Under the Exchange Act.
          With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in Rule 144;
               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
               (c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) unless available on EDGAR, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration; provided that the Holders shall accept certificates and opinions from the Company’s general counsel as satisfying the Company’s requirement under this clause (iii) only to the extent such certificates and opinions are acceptable to the Company’s transfer agent in order for the Company’s transfer agent to transfer legend free securities.
     6. Indemnification and Contribution.
     (a) The Company agrees to indemnify and hold harmless the Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls the Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (including any post-effective amendment thereto) or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements

22

therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Purchaser or information relating to any Holder furnished to the Company in writing expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use or expressly for incorporation in any Registration Statement, any Prospectus and any Free Writing Prospectus.
     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying

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Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for the Purchaser, its affiliates, directors and officers and any control Persons of the Purchaser shall be designated in writing by the Purchaser, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request within 30 days after the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Registrable Securities, on the one hand, and by the Holders from receiving Registrable Securities, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company and the Holders agree that it would not be just and equitable if

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contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 6 are several and not joint.
     (f) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchaser or any Holder or any Person controlling the Purchaser or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company and (iii) any sale of Registrable Securities pursuant to a Registration Statement.
     (h) Notwithstanding anything herein to the contrary, no Holder shall not be liable under this Section 6 (including, without limitation, under the indemnification obligations pursuant to Section 6(b) or the contribution obligations pursuant to Section 6(e)) for any amounts which in the aggregate exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.
     7. General.
     (a) No Inconsistent Agreements. The Company represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 6 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 7(b) shall be by a writing executed by each of the

25

parties hereto.
     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail (return receipt requested), telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(c), which address initially is, with respect to the Purchaser, the address set forth in the Purchase Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c); and (iii) if to the Company’s transfer agent, to BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310, Telephone: [(     ) - ], Facsimile: [(     ) - ], Attention [      ], (iv) if to Legal Counsel, to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Telephone: (212) 756-2000, Facsimile: (212) 593-5955, Attention: Stuart D. Freedman, Esq., Email: stuart.freedman@srz.com, (iv) if to such other Persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.
     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Purchaser shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
     (e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.
     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this

26

Agreement.
     (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.
     (h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
     (j) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Purchaser shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.
* * * * * *
[Signature Page Follows]

27

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

GEOEYE, INC.

By:
Name:
Title:

PURCHASER:

CERBERUS SATELLITE LLC

By:	Cerberus Series Four Holdings,
LLC, its Managing Member

By:	Cerberus Institutional Partners,
L.P. - Series Four, its Managing Member

By:	Cerberus Institutional Associates,
L.L.C., its General Partner

By:
Name: Mark A. Neporent
Title: Senior Managing Director
[Signature Page to Registration Rights Agreement]

EXHIBIT A
SELLING STOCKHOLDERS
     The shares of common stock being offered by the selling stockholders are those issuable upon conversion of the convertible preferred shares. For additional information regarding the issuances of the convertible preferred shares, see “Private Placement of the Convertible Preferred Shares “ above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the convertible preferred shares, the ownership of the Company’s Floating Rate Senior Notes due 2016, the designation of a member on the Company’s board of directors and an observer who is entitled to observe meetings of the Company’s board of directors, the selling stockholders have not had any material relationship with us within the past three years.
     The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of the convertible preferred shares, as of ___, assuming conversion of all convertible preferred shares held by the selling stockholders on that date, without regard to any limitations on conversions and/or redemptions of the convertible preferred shares and without including any dividend not yet accrued.
     The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.
     In accordance with the terms of a registration rights agreement with the holders of the convertible preferred shares, this prospectus generally covers the resale of at least 150% of the number of shares of common stock issued and issuable upon conversion of the convertible preferred shares as of the trading day immediately preceding the date the registration statement is initially filed with the SEC, determined as if the outstanding preferred shares were exercised in full, as of the Trading Day immediately preceding the date this registration statement is initially filed with the SEC, without regard to any limitations on conversions and/or redemptions of the Preferred Shares. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.
     The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
Annex A - 1

	Number of Shares of	Maximum Number of Shares	Number of Shares of
	Common Stock Owned	of Common Stock to be Sold	Common Stock Owned
Name of Selling stockholder	Prior to Offering	Pursuant to this Prospectus	After Offering

Cerberus Satellite LLC (1)			0

(1)
Annex A - 2

PLAN OF DISTRIBUTION
     We are registering the shares of common stock issuable upon conversion of the convertible preferred shares to permit the resale of these shares of common stock by the holders of the convertible preferred shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the resale of shares of common stock by the holders as selling stockholders.
     The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions and all fees and expenses related thereto. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;
Annex A - 3

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, if so permitted by the applicable securities laws, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also, if so permitted by the applicable securities laws, sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling stockholders may pledge or grant a security interest in some or all of the convertible preferred shares or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the
Annex A - 4

shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock required to be paid pursuant to the registration rights agreement, estimated to be $[      ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.
     Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
Annex A - 5